Exhibit 99.3

INDEX TO FINANCIAL STATEMENTS

Compond Holdings II, Inc. Annual Audited Consolidated Financial Statements

Ikaria, Inc. Annual Audited Consolidated Financial Statements

Independent Auditors’ Report	34
Consolidated Balance Sheets as of December 31, 2014 (Successor balance sheet date) and 2013 (Predecessor balance sheet date)	36
Consolidated Statements of Operations for the periods February 12, 2014 through December 31, 2014 (Successor Period) and January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 (Predecessor Periods)	37
Consolidated Statements of Comprehensive (Loss) Income for the periods February 12, 2014 through December 31, 2014 (Successor Period) and January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 (Predecessor Periods)	38
Consolidated Statements of Changes in Stockholders’ (Deficit) Equity for the periods February 12, 2014 through December 31, 2014 (Successor Period) and January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 (Predecessor Periods)	39
Consolidated Statements of Cash Flows for the periods February 12, 2014 through December 31, 2014 (Successor Period) and January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 (Predecessor Periods)	40
Notes to Consolidated Financial Statements	41

KPMG LLP New Jersey Headquarters 51 John F. Kennedy Parkway Short Hills, NJ 07078-2702

Independent Auditors’ Report

The Board of Managers

Compound Holdings I, LLC and Compound Holdings II, Inc.:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Compound Holdings II, Inc. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations, comprehensive loss, changes in stockholder’s equity and cash flows for the year ended December 31, 2014, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Compound Holdings II, Inc. and its subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year ended December 31, 2014 in accordance with U.S. generally accepted accounting principles.

Short Hills, New Jersey

March 23, 2015

COMPOUND HOLDINGS II, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2014

(Dollars in thousands, except share and per share amounts)

Assets
Current assets:
Cash and cash equivalents	$98,942
Time deposits	125
Accounts receivable, net of allowances of $1,145	64,633
Due from related parties	1,810
Inventories	51,565
Prepaid expenses and other current assets	3,233
Income tax receivable	15,017
Deferred tax assets	11,953

Total current assets	247,278
Property, plant and equipment, net	64,069
Goodwill and other intangibles, net	1,427,328
Other assets	32,081

Total assets	$1,770,756

Liabilities and Stockholder’s Equity
Current liabilities:
Current portion of long-term debt	$69,822
Accounts payable	12,304
Income tax payable	271
Other current liabilities	42,667

Total current liabilities	125,064
Long-term debt	1,092,330
Deferred tax liabilities	278,303
Other liabilities	495

Total liabilities	1,496,192
Commitments and contingencies (Note 19)
Stockholder’s equity:
Common stock, $0.01 par value per share:
Voting common stock, 1,000 shares issued and outstanding at December 31, 2014	—
Additional paid-in capital	414,616
Accumulated deficit	(139,848)
Accumulated other comprehensive loss, net of tax	(204)

Total stockholder’s equity	274,564

Total liabilities and stockholder’s equity	$1,770,756

The accompanying notes are an integral part of these consolidated financial statements.

COMPOUND HOLDINGS II, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2014

(Amounts in thousands)

Revenues:
Net sales	$347,205
Sales to related parties	10,542

Total revenues	357,747

Operating expenses:
Cost of sales	336,150
Selling, general and administrative	79,344
Research and development	29,947
Amortization of acquired intangibles	57,542
Merger transaction costs and expenses	7,560
Other operating (income) expense, net	(5,576)

Total operating costs and expenses	504,967

Loss from operations	(147,220)

Other income (expense):
Interest income	117
Interest expense	(71,843)

Other expense, net	(71,726)

Lose before income taxes	(218,946)
Income tax benefit	(81,478)

Net loss	$(137,468)

The accompanying notes are an integral part of these consolidated financial statements.

COMPOUND HOLDINGS II, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

Year Ended December 31, 2014

(Amounts in thousands)

Net loss	$(137,468)
Foreign currency translation loss, net of tax	(204)

Comprehensive loss	$(137,672)

The accompanying notes are an integral part of these consolidated financial statements.

COMPOUND HOLDINGS II, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

Year Ended December 31, 2014

(Amounts in thousands)

	Voting Common stock		Additional Paid-in Capital	Accumulated Deficit	Other Comprehensive Loss	Total
	Shares	Par value
Balance at January 1, 2014	1	$—	$—	$(2,380)	$—	$(2,380)
Contribution from Compound Holdings I, LLC reprseneting initial interest in Ikaria, Inc.	—	—	412,000	—	—	412,000
Settlement of Compound Holdings I, LLC due from parent	—	—	(5)	—	—	(5)
Net loss	—	—	—	(137,468)	—	(137,468)
Stock-based compensation	—	—	2,621	—	—	2,621
Foreign currency translation loss, net of $124 tax benefit	—	—	—	—	(204)	(204)

Balance at December 31, 2014	1	$—	$414,616	$(139,848)	$(204)	$274,564

The accompanying notes are an integral part of these consolidated financial statements.

COMPOUND HOLDINGS II, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2014

(Amounts in thousands)

Cash flows from operating activities:
Net loss	$(137,468)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangible assets	57,544
Depreciation	12,485
Amortization of deferred financing costs and discount	5,691
Cost of sales non-cash	287,737
Stock-based compensation	2,621
Loss on property, plant and equipment, net	650
Deferred taxes	(84,430)
Other non-cash items, net	(532)
Changes in operating assets and liabilities, net of the effects of acquisition:
Accounts receivable	6,543
Income tax receivable	(7,577)
Due from related parties	(341)
Inventories	(4,525)
Prepaid expenses, other current assets and other assets	(604)
Accounts payable and other current liabilities	(43,871)
Deferred revenue and customer advances	(356)
Income tax payable	(11,953)
Other liabilities	467

Net cash provided by operating activities	82,081

Cash flows from investing activities:
Capital expenditures	(8,542)
Proceeds from the sale of property, plant and equipment	42
Cash paid for acquisition of Ikaria, Inc., net of cash acquired	(65,358)
Purchase of short term securities	(125)

Net cash used in investing activities	(73,983)

Cash flows from financing activities:
Proceeds from borrowings	1,213,075
Debt issuance costs	(36,034)
Repayments of debt	(1,051,263)
Special dividend bonus paid	(34,725)
Cash paid out to Compound Holding I, LLC	(5)

Net cash provided by financing activities	91,048

Effect of exchange rates on cash	(204)

Net increase in cash and cash equivalents	98,942
Cash and cash equivalents, at beginning of period	—

Cash and cash equivalents, at end of year	$98,942

Supplemental disclosures of cash flow information:
Interest paid	$55,598
Income taxes paid, net of refunds	22,270
Noncash investing activities:
Capital expenditures incurred, not yet paid	$574
Interest in Ikaria, Inc. contributed by Compound Holdings I, LLC	412,000

The accompanying notes are an integral part of these consolidated financial statements.

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Organization and Nature of the Business

On December 20, 2013, Compounding Holdings II, Inc. (“Holdings II” or the “Company”) was founded, for the sole purpose of the acquisition of Ikaria, Inc. (“Ikaria”) on February 12, 2014.

Ikaria, a wholly owned subsidiary of Holdings II, provides, through subsidiaries, products for and conducts research aimed at critically and/or acutely ill patients in hospitals and outpatient settings. Ikaria’s primary product offering is the INOMAX therapy package, which includes the drug INOMAX® (nitric oxide) for inhalation, the only pharmaceutical treatment approved by the U.S. Food and Drug Administration, or FDA, for the treatment of hypoxic respiratory failure, or HRF, associated with pulmonary hypertension in term and near-term infants, INOcal® calibration gas, use of a proprietary FDA-cleared delivery system, distribution, emergency delivery, technical and clinical assistance, quality maintenance, on-site training and 24/7/365 customer service. INOMAX is manufactured and packaged at Ikaria’s drug manufacturing facility in Louisiana, with a backup manufacturing facility in Texas. Ikaria’s current generation of delivery systems for INOMAX is manufactured at Ikaria’s device facility in Wisconsin. Ikaria distributes INOMAX and its delivery systems to its customers in the United States through its five regional service and distribution centers and supplements distribution with third-party logistics services providers. Ikaria distributes its products in other countries through distributors and third-party logistics services providers.

In the United States, INOMAX and its delivery systems are protected by a portfolio of patents, some of which are listed in the FDA Orange Book and expire as late as January 6, 2031. Certain patents have pediatric exclusivity periods extending six months after the patent expiration date. The last exclusivity period ends on July 6, 2031. In January 2013, all remaining licensed U.S. patents expired, eliminating Ikaria’s required royalty payments in respect of sales in the U.S. Ikaria also recognizes revenue from the sale of drug delivery systems in Europe and South America and revenue from sales of Terlipressin, marketed as Lucassin in Australia. The Company is also subject to risks common to companies in similar industries and stages of development, including, but not limited to: competition from larger companies, protection of proprietary technology, compliance with government regulations, reliance on one primary manufacturing site, new technological innovations, the ability to acquire, license or successfully develop new products, dependence on key personnel, and reliance on third-party service providers and vendors.

On February 12, 2014, Compound Holdings I, LLC (“Holdings I”) acquired Ikaria and contributed its interest in Ikaria to Holdings II upon the completion of a series of transactions initiated pursuant to an agreement and plan of merger (“Merger”), entered into on December 24, 2013 between Ikaria and Madison Dearborn Partners (“MDP”). The transaction included (i) the distribution (“Spin-Out”), of Ikaria’s research and development (R&D) Business, that is, Bellerophon Therapeutics LLC (“Bellerophon”) to existing Ikaria stockholders through a special dividend prior to the Merger and (ii) the execution of a New First Lien Term Loan, New Second Lien Term Loan and New Revolving Credit facility (collectively the “February 2014 Financing Activities”), for purposes of funding a portion of the acquisition purchase price and related transactions costs and expenses, the repayment of Ikaria’s existing First Lien Term Loan, Second Lien Term Loan and Term Loan A, the extinguishment of Ikaria’s existing Revolving Credit facility, and the payment of related debt costs and expenses, including the prepayment premium payable that was incurred in connection with the repayment of Ikaria’s existing debt.

As a result of the Merger, (i) Ikaria became a wholly-owned subsidiary of Holdings II an entity wholly-owned by Holdings I, (ii) MDP retained a majority ownership position in Holdings I and

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(iii) accredited investors of Ikaria received a minority ownership position in Holdings I. The results of Ikaria’s operations prior to February 12, 2014 and Spin-Out are not included. For additional details regarding the Merger, Spin-Out and the February 2014 Financing Activities, see Note 4—Merger and Note 10—Debt.

(2)	Summary of Significant Accounting Policies

(a) Basis of Presentation

The accompanying consolidated financial statements are presented have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The accounts of all wholly-owned subsidiaries of Holdings II and Ikaria are included in the consolidated financial statements. The accounts of Holdings I are not included. All intercompany balances and transactions between Holdings II and its subsidiaries have been eliminated in consolidation.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and the disclosure of contingent assets and liabilities. Estimates are used for, among other things, the valuation of assets acquired and liabilities assumed in business combinations, stock-based compensation, income tax provision, and the valuation of deferred tax assets. Estimates are also used to determine the remaining economic lives and recoverability of fixed assets and intangible assets, including goodwill and in-process research and development assets. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Holdings I and Holdings II have accounted for the acquisition of Ikaria in their respective consolidated financial statements as a business combination utilizing the acquisition method of accounting and have pushed down acquisition accounting adjustments onto the books of Ikaria. This method requires that identifiable assets acquired and liabilities assumed or incurred in a business combination be recognized at their respective fair values as of the acquisition date and that in-process research and development be recorded at fair value on the balance sheet. See Note 5—Purchase Price Allocation for additional details.

(b) Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

(c) Time Deposits

Time deposits consist of fixed-term deposits with maturities greater than three months but less than one year. These deposits are recorded at cost, which approximates fair value.

(d) Accounts Receivable

Accounts receivable are primarily due from hospitals. At December 31, 2014, the Company had $9.0 million of unbilled net receivables related to goods and services taxes that are remittable to government authorities that are excluded from revenues; see Note 9—Other Current Liabilities for additional details. Accounts receivable include an allowance for doubtful accounts. The allowance for

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company evaluates the collectability of its receivables based on historical experience and the length of time the receivable is past due. Account balances are charged against the allowance after reasonable means of collection have been exhausted and the potential for recovery is considered remote. Accounts receivable also include allowances for customer credits, which are discussed in Note 2(l), Revenue Recognition. See Note 17—Related-Party Transactions, for a discussion of amounts due from related parties.

(e) Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out method. Standard costs approximate actual costs. Standard costs are updated once annually, unless actual costs dictate an update sooner than once annually. The Company periodically reviews inventory quantities on hand in order to identify excess and obsolete inventory and also writes down inventories for the difference between the carrying value of the inventory and its estimated market value.

(f) Property, Plant and Equipment

Property, plant and equipment are recorded at acquisition cost, which for internally developed assets includes labor, materials and overhead. Additions and improvements that increase the value or extend the life of an asset are capitalized. Repairs and maintenance costs are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives described below:

Asset description	Estimated Useful Life (years)
Buildings and improvements	5 – 25
Machinery, equipment and furniture	3 – 15

Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the remaining term of the lease, whichever is shorter.

(g) Impairment of Long-Lived Assets

Long-lived assets, such as property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be sold are no longer depreciated and are reclassified outside of property, plant and equipment at the lower of the carrying amount or fair value less costs to sell.

(h) Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the fair value of net assets acquired. The amortizable intangible assets primarily relate to core developed technology, customer relationships, and international distributor relationships and are amortized over their estimated useful lives on a

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

straight-line basis. Indefinite-lived intangible assets relate to Ikaria’s trademarks and tradenames and in-process research and development (“IPR&D”) projects that have not established technological feasibility, and are not amortized. If an IPR&D project has a successful completion, the Company will make a separate determination of the estimated useful life of the IPR&D asset and the related amortization will be recorded as an expense over the estimated useful life. The Company reevaluates the estimated useful lives of its intangible assets annually.

Goodwill and other indefinite-lived intangible assets are not amortized and are tested annually for impairment or between the annual tests if an event or change in circumstance occurs that would more likely than not reduce the fair value of the asset below its carrying amount. The IPR&D assets are subject to annual impairment testing until completion or abandonment of the projects, or between the annual tests if an event or change in circumstance occurs that would more likely than not reduce the fair value of the assets below its carrying value.

To test goodwill and intangible assets with indefinite lives for impairment, the Company first performs a qualitative assessment to determine whether it is more likely than not that it is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test.

(i) Stock-Based Compensation

The Company recognizes the fair value of stock-based compensation as expense over the requisite service period of the individual grants, which generally equals the vesting period. See Note 15—Stock Plans for a discussion of stock-based compensation expense.

(j) Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

The Company recognizes the benefit of an uncertain tax position that it has taken or expects to take on income tax returns it files if such tax position is more likely than not to be sustained on examination by the taxing authorities, based on the technical merits of the position. These tax benefits are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The liability for unrecognized tax benefits is classified as non-current unless the liability is expected to be settled in cash within twelve months of the reporting date.

(k) Derivative Financial Instruments

The Company carries derivative instruments on the consolidated balance sheet at their fair value. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a fair-value hedge along with changes of the fair-value of the hedged asset or liability that are attributable to the hedged risk are recorded in current-period results. Changes in the fair value of a derivative that is highly effective, and that is designated and qualifies as a cash-flow hedge are recorded in accumulated other comprehensive income, or AOCI, and reclassified into earnings in the same period the hedged transaction affects earnings. Any hedge ineffectiveness is included in current-period results. The Company discontinues hedge accounting prospectively when the derivative is no longer

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

effective in offsetting cash flows attributable to the hedged risk, the derivative expires or is sold, terminated, or exercised, the cash flow hedge is de-designated because a forecasted transaction is not probable of occurring, or management determines to remove the designation of the cash flow hedge. In situations in which hedge accounting is discontinued and the derivative remains outstanding, the Company continues to carry the derivative at its fair value on the consolidated balance sheet and recognizes any subsequent changes in its fair value in earnings. When it is probable that a forecasted transaction will not occur, the Company discontinues hedge accounting and recognizes immediately in earnings gains and losses that were accumulated in AOCI related to the hedging relationship. In certain circumstances, the Company may enter into a derivative contract that does not qualify as a hedge or may choose not to designate it as a fair-value or a cash-flow hedge; in such cases, changes in fair value are recorded in current-period results.

(l) Revenue Recognition

INOMAX therapy consists of multiple elements, but is accounted for as a single unit of accounting. In 2013, the Company modified its tier-based billing model. Under the new billing model, which was fully implemented by April 1, 2013, customers can select from three contract options over a set period of time, the majority of which are one year, and some are multi-year. These include: (i) an option which offers unlimited access to INOMAX therapy for a fixed fee, (ii) a capped tier option offering a contracted number of hours of INOMAX for a fixed fee and (iii) a price-per-hour model.

For customers on the price-per-hour model, revenue is recognized based on actual meter readings at the applicable hourly price. For customers on the unlimited access and the capped-tier option, the Company provides services on a continual basis and, therefore, assuming the customer is provided with sufficient access to INOMAX therapy, revenue is recognized on a straight-line basis over the contract term. For any hours that exceed the limit imposed by the capped tier during the contract term, revenue is recognized based on actual meter readings at the applicable hourly price for the remainder of the contract period, as well as the continued straight-line revenue over the remaining contract term.

INOMAX therapy revenue is recorded net of expected customer credits related to meter adjustments. At both December 31, 2014, allowance for credits was $0.5 million.

Taxes collected from customers and remitted to governmental authorities are excluded from revenues.

Recognition of revenue requires the price to the buyer is fixed or determinable, reasonable assurance of collection of sales proceeds, and completion of all performance obligations. Revenues from the sale of Terlipressin are recognized when title and risk of loss passes to the customer. Provisions for discounts are provided for in the same period the related sales are recorded. Similarly, revenues from the sale of delivery systems to a related party are recognized when title and risk of loss passes to the customer.

(m) Foreign Currency

The Company has subsidiaries in Canada, Australia and Japan. The local currencies of these subsidiaries have been determined as the functional currencies. Results of operations are translated from the functional currency into U.S. dollars using the average currency rate for the period, which approximates the results that would be obtained using actual currency rates on the dates of individual

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

transactions. Assets and liabilities are translated to their U.S. dollar equivalents at the rate in effect at the balance sheet date. Adjustments resulting from translation are excluded from the results of operations and are recorded as a component of AOCI.

Foreign currency transaction gains and losses arise from receivables and payables that are denominated in a currency other than the functional currency. Transaction gains and losses are included in other operating expense (income), net in the Company’s results of operations and resulted in a net loss of $0.8 million for the year ended December 31, 2014.

(n) Research and Development

Research and development costs are expensed as incurred. These expenses include the costs of the Company’s proprietary research and development efforts, as well as costs incurred in connection with certain licensing arrangements. Upfront and milestone payments made to third parties in connection with research and development collaborations are expensed as incurred up to the point of regulatory approval. Payments made to third parties upon or subsequent to regulatory approval are capitalized and amortized over the remaining useful life of the related product. The Company also expenses the cost of purchased technology and equipment in the period of purchase if it believes that the technology or equipment has not demonstrated technological feasibility and it does not have an alternative future use. Nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. These amounts are recognized as research and development expense as the related goods are delivered or the related services are performed.

(o) Purchase Accounting

The Merger has been accounted for in accordance with the provisions of Accounting Standards Codification Topic 805, Business Combinations, whereby the purchase price paid to effect the Merger has been allocated to the acquired assets and liabilities at fair value. The impact of the purchase accounting is reflected in these consolidated financial statements. Ikaria presented its contingent transaction costs and expenses in its predecessor period (period prior to February 12, 2014).

(3)	Recent Accounting Standards

The following accounting standards were issued by the FASB, but have not yet been adopted by the Company.

Income Taxes

In July 2013, the FASB issued ASU No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. The amendment in this update contains guidance to address the diversity in practice related to the financial statement presentation of unrecognized tax benefits either as a reduction of a deferred tax asset or as a liability when a net operating loss carryforward, a similar tax loss or a tax credit carryforward exists and requires that the unrecognized tax benefit, or a portion of such unrecognized tax benefit, be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except in certain situations, as defined in the guidance. This guidance is effective prospectively for fiscal years, and interim periods

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

within those years, beginning after December 15, 2014. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

Goodwill

In January 2014, the FASB issued ASU No. 2014-02, Accounting for Goodwill. The amendments in this update permit an entity other than a public business or not-for-profit entity to amortize goodwill on a straight-line basis over 10 years or less than 10 years if the entity demonstrates that another useful life is more appropriate. Furthermore, an entity that elects this accounting alternative is further required to make an accounting policy election to test goodwill for impairment at either the entity level or the reporting unit level. Goodwill would be tested for impairment when a triggering event occurs that indicates that the fair value of an entity (or reporting unit) may be below its carrying amount. The accounting alternative, if elected, should be applied prospectively to goodwill existing as of the beginning of the period of adoption and new goodwill recognized in annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. Early application is permitted, including application to any period for which the entity’s annual or interim financial statements have not yet been made available for issuance. The Company has not elected this accounting guidance and will not amortize goodwill.

Revenue from Contracts with Customers

In May 2014, the FASB issued guidance to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP and International Financial Reporting Standards. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes the most current revenue recognition guidance. This guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2017, which is effective for the Company as of the first quarter of fiscal year 2018 using one of two retrospective application methods. The Company is evaluating the application methods and the impact of adopting this new accounting guidance on its consolidated financial statements.

(4)	Merger

As discussed in Note 1—Organization and Nature of the Business, on December 24, 2013, Ikaria and MDP entered into the Merger. The Merger, Spin-Out and February 2014 Financing Activities were completed on February 12, 2014. The Merger cost was $611.7 million, of which Holdings I issued equity securities of $180.7 million and paid cash of $231.3 million and Holdings II paid cash of $199.7 million (or $65.4 million net of cash acquired) to Ikaria shareholders. Holdings I was determined to be the accounting acquirer, however all buyer transaction costs of $7.6 million in 2014 and $2.4 million in December 2013 were incurred and recorded by Holdings II, as the entity that became the direct parent of Ikaria and the entity that entered into the February 2014 Financing Activities.

At the time of the Merger, certain assumed Ikaria liabilities were paid, including (at fair values) $998.6 million of debt and accrued interest, $34.7 million of special dividend bonus plan obligations, $22.4 million of employee bonuses, $11.1 million of long-term incentive plan (LTIP) obligations, $21.6 million of seller transaction expenses and $2.3 million of other payroll expenses. Ikaria recorded $17.5 million of contingent transactions costs and expenses, related to investment banks fees which were contingent on the closing of the Merger, in its predecessor period. These payments were funded through new cash investments of $231.3 million (received by Holdings I from MDP), $134.4 million of cash on hand at Ikaria and $1,179.5 million of net borrowings from the new credit facility ($890 million

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

New First Lien Term Loan and $330 million New Second Lien Term Loan, offset by $40.5 million original issue discount and financing expenses).

Transition Services Agreement

In connection with the Spin-Out, Ikaria provides certain transition services to Bellerophon for a two year period pursuant to a Transition Services Agreement, which services include executive management, human resources, real estate, information technology, accounting, finance, legal, quality and regulatory support for $18.5 million plus out of pocket expenses, which is being recognized as other operating income ratably over the period. During the year ended December 31, 2014, the Company recognized income of $8.2 million in other operating (income) expense related to this agreement.

(5)	Purchase Price Allocation

The Merger and the allocation of the purchase price have been recorded for accounting purposes as of February 12, 2014. In connection with the purchase price allocation, the Company has determined the fair values of acquired assets and liabilities assumed and related deferred income taxes as of the acquisition date. As of December 31, 2014, the purchase price allocation has been finalized.

The fair value of the total consideration transferred amounted to $611.7 million, consisting of $431.0 million of cash and $180.7 million of equity interests of Holdings I. As of December 31, 2014, $28.7 million was held in escrow. In February 2015, $1.2 million was paid to the escrow from Holdings II for certain tax recoveries and $28.9 million was paid to Ikaria stockholders. There is $1.0 million held in escrow for final stockholder expenses to settle in the future. The $28.9 million and $1.0 million have been included in the cash purchase price of $431.0 million.

The fair value of tangible and intangible assets acquired and liabilities assumed was established based upon appraisals as well as estimates of fair value utilizing projections of sales, costs and appropriate discount rates among other assumptions. The fair value of inventory was valued based on the estimated selling prices of INOMAX therapy less direct costs to sell and distribute the inventory and a reasonable profit margin on those costs. The fair value of the core developed technology was based on the discounted cash flow method. The IPR&D was based on estimates of discounted future cash flows associated with various projects less estimated costs to develop the technologies. Acquired

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

trademarks and trade names were valued using the relief from royalty method. The purchase price has been allocated, as follows (in thousands):

Assets acquired:
Cash	$134,368
Inventory	334,899
Goodwill	457,872
Intangible assets	1,027,000
Other assets, current and non-current	143,352

Total assets acquired	$2,097,491
Liabilities assumed:
Other liabilities, current and non-current	$48,513
Seller expenses	22,138
Deferred tax liabilities, net	342,463
Liabilities settled at closing	73,204
Financing agreement	3,479
Debt extinguished at closing	995,968

Total liabilities assumed	$1,485,765

Net assets acquired	$611,726

Consideration paid
Cash consideration	$431,038
Equity instruments issued (by Holdings I)	180,688

Total consideration	$611,726

Total intangible assets are $1,027.0 million of which $756.0 million is comprised of Core developed technology for the marketed product INOMAX, which includes the drug INOMAX and drug delivery system. The fair value of inventories acquired included a step-up in the value of inventories of $326.4 million, of which $287.7 million was expensed as cost of sales during the period February 12, 2014 through December 31, 2014 (Successor) and the remaining $38.7 million is expected to be expensed in cost of sales during the first quarter of 2015. The fair value of property, plant and equipment acquired included a step-up in the value of $9.2 million; depreciation will be recognized using a straight-line method over the estimated remaining useful lives. The debt extinguished at closing was adjusted to fair value in purchase accounting by $25.3 million for a prepayment penalty and the remaining original issue discount and generated a deferred tax asset of $17.9 million. In addition, a deferred tax asset of $15.7 million was established in purchase accounting for the tax attributes related to stock-based compensation excess tax benefits generated in Ikaria’s predecessor period that could not be recorded due to the loss in that period. Long-term deferred tax liabilities resulted from the difference between the book basis (fair value) and tax basis (existing basis) of identifiable intangible assets, fixed assets and inventory. The deferred taxes were calculated as the product of the excess book basis over the tax basis and the statutory tax rate for the jurisdiction in which the deferred taxes exist. The goodwill of $458 million arising from the Merger relates to intangible assets that do not qualify for separate recognition, including Ikaria’s work force. Goodwill and the step-ups in fair value of amortizable and indefinite-live intangible assets, property plant and equipment and inventory arising from the Merger are not tax deductible, since for tax purposes, the assets have carryover basis.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6)	Inventory

Inventories consist of the following (in thousands):

December 31, 2014
Replacement parts and raw materials	$8,012
Work in process	16,767
Finished goods	26,786

$51,565

For inventories acquired at the time of the Merger, $38.7 million of the step-up in value remains at December 31, 2014, which is expected to be expensed in cost of sales during the first quarter of 2015.

(7)	Property, Plant and Equipment

Property, plant and equipment and accumulated depreciation consist of the following (in thousands):

December 31, 2014
Land and improvements	$2,349
Building and improvements	11,471
Machinery, equipment and furniture	59,830
Construction in progress	2,709

76,359
Less accumulated depreciation	(12,290)

$64,069

(8)	Intangible Assets

The Company’s intangible assets are summarized below (dollars in thousands):

December 31, 2014	Useful life (in years)	Carrying Amount	Accumulated Amortization	Carrying Amount
Nonamortizable intangibles:
Trademarks and trade names	Indefinite	$57,000	$—	$57,000
Goodwill	Indefinite	457,872	—	457,872
In-process research and development:
INOmax—Next Generation Device	Indefinite	50,000	—	50,000
Japan Cardiovascular	Indefinite	7,000	—	7,000
Amortizable intangibles:
Customer relationships—US	15.4	113,600	(6,517)	107,083
Customer relationships—Non-US	5.0	5,400	(953)	4,447
International distributor relationships	5.0	38,000	(6,706)	31,294
Core developed technology	15.4	756,000	(43,368)	712,632

Total		$1,484,872	$(57,544)	$1,427,328

Amortization expense was $57.5 million for the year ended December 31, 2014.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The estimated future amortization expense for intangible assets for the next five years and thereafter is as follows (in thousands):

Estimated Amortization Expense
Year ended December 31:
2015	$65,228
2016	65,228
2017	65,228
2018	65,228
2019	57,564
Thereafter	536,980

(9)	Other Current Liabilities

Other current liabilities consist of the following (in thousands):

December 31, 2014
Employee compensation and benefits	$16,765
Goods and services taxes payable	10,151
Accrued interest expense	9,837
Research and development	3,514
Customer advances	1,470
Other accrued liabilities	930

Total	$42,667

In December 2014, a charge of $2.0 million was recorded for accrued severance which is expected to be paid in the first few months of 2015.

In 2013, Ikaria identified a tax jurisdiction in which it failed to bill, collect and remit goods and services taxes from its customers. The Company is in the late stages of rectifying the situation, intends to bill its customers the goods and services tax and has paid certain amounts on behalf of its customers. The Company has an unbilled receivable of $9.0 million and an estimated allowance for doubtful accounts of $0.5 million at December 31, 2014. As the unbilled tax was past due to governmental authorities, the Company has recorded goods and services taxes payable of $10.2 million at December 31, 2014 which includes $8.7 million for the goods and services taxes and related accrued interest of $1.5 million. The related interest expense is recorded in other operating expense (income), net in the Consolidated Statement of Operations.

Under the Company’s license agreement with Massachusetts General Hospital, the Company is required to make royalty payments based on net sales of INOMAX in countries in which relevant licensed patents remain in effect. The obligation to pay expires when the patents expire in the applicable country. In January 2013, all remaining licensed U.S. patents expired, eliminating the Company’s required royalty payments in respect of sales in the U.S. The Company continues to pay royalties on sales in one non-US jurisdiction. Royalty expense for the year ended December 31, 2014 was $0.3 million.

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10)	Debt

February 2014 Financing Activities

In connection with the Merger, Holdings II (as initial borrower) entered into a New First Lien Term Loan facility in the aggregate principal amount of $890.0 million, a New Second Lien Term Loan facility in the aggregate principal amount of $330.0 million and a $50.0 million New Revolving Credit facility with a group of financial institutions for purposes of (i) funding a portion of the acquisition purchase price, (ii) payment of related transaction costs and expenses, (iii) repayment of the Company’s existing First Lien Term Loan, Second Lien Term Loan and Term Loan A, (iv) extinguishment of the Company’s existing Revolving Credit facility and (v) payment of related debt costs and expenses, including a prepayment premium payable in connection with the repayment of existing debt.

Net proceeds from the New First Lien Term Loan, after solely deducting a $4.4 million original issue discount, were $885.6 million. Net proceeds from the New Second Lien Term Loan, after solely deducting a $2.5 million original issue discount, were $327.5 million.

In connection with the February 2014 Financing Activities, the Company repaid Ikaria’s existing debt and extinguished its existing Revolving Credit facility and capitalized $36.0 million in deferred debt issuance costs pertaining to the acquisition of the new debt and the New Revolving Credit facility, of which $33.6 million were withheld from the proceeds and $2.4 million were paid in cash.

The New First Lien Term Loan requires quarterly principal payments of $2.2 million payable on the last day of each quarter starting September 30, 2014, with the remainder of the principal maturing on February 12, 2021. The New Revolving Credit facility matures on February 12, 2019. The New Second Lien Term Loan matures on February 12, 2022, with no interim scheduled payments until the New First Lien Term Loan is repaid. The New First Lien Term Loan and the New Second Lien Term Loan require mandatory repayments of up to 50% of excess cash flow, as defined, depending on the Company’s net leverage ratio. Borrowings under the New Revolving Credit facility may not exceed $50.0 million and require a commitment fee of 0.50% per year. During 2014, no amounts were borrowed under the New Revolving Credit facility. In 2014, the Company prepaid $50.0 million on the New First Lien Term Loan.

The New First Lien Term Loan bears interest at an Adjusted London Interbank Offered Rate, or Adjusted LIBOR, equal to the London Interbank Offered Rate plus an applicable margin ranging from 3.75% to 4.0%, with an Adjusted LIBOR floor of 1.0%. As of December 31, 2014, the total interest rate on the New First Lien Term Loan was 5.0%. The New Second Lien Term Loan bears interest at an Adjusted LIBOR, equal to the London Interbank Offered Rate plus an applicable margin of 7.75%, with an Adjusted LIBOR floor of 1.0%. As of December 31, 2014, the total interest rate on the New Second Lien Term Loan was 8.75%. The original issue discount and the capitalized debt issuance costs are being amortized over the terms of the loans using the effective interest method. Borrowings under the New Revolving Credit facility bear interest at Adjusted LIBOR, equal to the London Interbank Offered Rate plus an applicable margin ranging from 3.125% to 3.50%.

The New First Lien Term Loan, New Second Lien Term Loan and the New Revolving Credit facility are secured by substantially all of the Company’s assets and are guaranteed by Holdings II. The terms of these loans and credit facility also contain certain restrictions and covenants relating to leverage ratios, prepayment penalties, acquisitions, investments, sale of assets, dividend payments, guarantees and hedging arrangements, mergers, and the incurrence of additional indebtedness. The Company’s long-term debt at December 31, 2014 also includes $2.6 million principal balance

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

pertaining to a software and services financing agreement. Such agreement includes annual payments of approximately $1.0 million and, an effective interest rate of 5.05%, and matures in January 2018.

As of December 31, 2014, the aggregate principal amount of the Company’s total long-term debt, net of unamortized original issue discount, was $1,162.2 million. In addition, the Company had $1.1 million in standby letters of credit issued against the New Revolving Credit facility as of December 31, 2014.

At December 31, 2014, the required principal payments over the next five years and thereafter pertaining to the Company’s long-term debt including the software services financing agreement are estimated at (in thousands):

2015	2016	2017	2018	2019	Thereafter	Total
$9,822	$9,822	$9,690	$8,900	$8,900	$1,121,050	$1,168,184

The Company made a $60.0 million voluntary prepayment on its New First Lien Term Loan in February 2015 which has been classified as current debt.

The final maturity dates of the Company’s total long-term debt and the corresponding principal amounts at December 31, 2014 by borrowing are as follows (in thousands):

Borrowing	Maturity Date	December 31, 2014
New First Lien Term Loan	February 2021	$835,550
New Second Lien Term Loan	February 2022	330,000
Financing agreement	January 2018	2,634

Total		1,168,184
Less: Unamortized original issue discount		6,032

Total, net of discount		$1,162,152

(11)	Financial Instruments

Interest Rate Derivatives

The Company is subject to the risk of fluctuating interest rates in the normal course of business. The Company has managed interest rate risks through the use of derivative financial instruments.

On October 30, 2013, the Ikaria entered into two interest rate cap agreements, as required by a previous debt facility with an aggregate notional amount of $500.0 million for a period of approximately two years from October 30, 2013 through November 9, 2015 for approximately $0.3 million. The interest rate caps would pay incremental interest on the notional amount if LIBOR exceeded 5.0%. The interest rate cap agreements were not designated as hedges for accounting purposes. The fair value of the outstanding interest rate cap agreements at December 31, 2014 was not significant.

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction. To increase consistency

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

and comparability in fair value measurements, the ASC established a three-level hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels are:

•	Level 1—Values are unadjusted quoted prices for identical assets and liabilities in active markets.

•	Level 2—Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument.

•	Level 3—Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement.

The interest rate caps are Level 2 valuations, which are measured at fair value using standard industry models that consider observable interest rates, forward yield curves at commonly quoted intervals and volatility from various market sources. The Company considers the impact of its own and the counterparties’ credit risk on the fair value of contracts. Where independent pricing services provide fair values, the Company has validated the inputs to market data from observable and corroborated sources. The fair values of the Term Loans are classified as Level 2 and are based on market rates available on debt with similar terms and remaining maturities.

The following table summarizes the fair value of debt, which is carried at historical cost, at December 31, 2014 (in thousands):

	Carrying Value	Fair Value Measurements Using
		Level 1	Level 2	Level 3
Financial Liabilities Carried at Historical Cost at December 31, 2014 Long-term debt, net of original issue discount	$1,162,151	$—	$1,160,060	—

There were no transfers among Levels 1, 2 and 3 during the year ended December 31, 2014.

Credit Risk

Credit risk represents the loss that would be recognized if counterparties failed to completely perform as contracted. The financial instruments that subject the Company to credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with major banks, the majority of which is in money market deposit accounts. In addition, a portion of the Company’s cash is maintained in operating accounts with major banks. Hospitals account for a substantial portion of accounts receivable and collateral is not required. The risk associated with this concentration is mitigated by the Company’s ongoing credit review procedures. See Note 17—Related-Party Transactions, for information on related-party receivables.

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12)	Income Taxes

Loss before income taxes and the related tax benefit are as follows (in thousands):

Year Ended December 31, 2014
Income (loss) before income taxes:
Domestic	$(220,130)
Foreign	1,184

Total loss before income taxes	$(218,946)

Current taxes:
Federal	$875
State	1,156
Foreign	776

Total current tax expense	2,807
Deferred taxes:
Federal	(76,818)
State	(7,675)
Foreign	208

Total deferred tax benefit	(84,285)

Total income tax benefit	$(81,478)

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the year ended December 31, 2014 is as follows:

Year Ended December 31, 2014
U.S. federal statutory rate	35.0%
State and local taxes, net of federal tax effect	3.1
Research tax credits	0.5
Foreign tax rate differential	(0.2)
Transaction costs	(0.5)
Other	(0.7)

37.2%

In the 2014 period, the Company’s effective tax rate was impacted by state income taxes and other non-deductible items such as transaction costs, stock compensation expense, lobbying expenses, meals and entertainment offset by the benefit from research tax credits, the latter credit was extended in December 2014 retroactively to the beginning of the year. The Company does not expect to generate significant amount of research and development tax credits after 2014 because most of the programs qualifying for these tax credits were transferred to Bellerophon in the Spin-Out. Research tax credits of $1.0 million were generated for the year ended December 31, 2014, offset by the requirement to permanently add back certain expenses included in the calculation of the credit, which on a net basis positively impacts the effective tax rate for the year. Annual studies are performed that support the availability of the orphan drug and research and development tax credits as well as the U.S. manufacturing activities deduction.

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred taxes reflect the tax effects of the differences between the amounts recorded as assets and liabilities for financial reporting purposes and the comparable amounts recorded for income tax purposes. Significant components of the deferred tax assets (liabilities) at December 31, 2014 are as follows (in thousands):

	December 31, 2014
	Assets	Liabilities
Net operating loss carryforwards	$12,696	$—
Tax credit carryforwards	21,945	—
Inventories	—	(12,829)
Allowance for doubtful accounts	234	—
Fixed assets	—	(16,501)
Intangible assets	78,201	(354,178)
Accrued expenses	301	—
Stock-based compensation and LTIP	1,457	—
Currency translation adjustment	127	—
Other	3,145	(792)

Subtotal	118,106	(384,300)
Valuation allowance	(156)	—

Total deferred taxes	$117,950	$(384,300)

Net deferred tax liabilities	$(266,350)

At December 31, 2014, deferred tax assets (liabilities) were classified on the Company’s consolidated balance sheet as follows (in thousands):

December 31, 2014
Current:
Current deferred tax assets	$27,073
Current deferred tax liabilities	(15,120)

Net current deferred tax assets	11,953
Non-current:
Non-current deferred tax assets	14,623
Non-current deferred tax liabilities	(292,926)

Net non-current deferred tax liabilities	(278,303)

Net deferred tax liabilities	$(266,350)

At December 31, 2014, the Company had $32.4 million federal net operating loss carryforwards. At December 31, 2014, the Company had foreign net operating loss carryforwards in the amount of approximately $0.5 million which begin to expire in the year 2018. At December 31, 2014, the Company had total tax credit carryovers of approximately $21.9 million consisting primarily of federal research tax credit carryforwards of approximately $19.2 million which begin to expire in 2032 and $2.0 million of alternative minimum tax credit carryforwards which have no expiration date.

Utilization of the Company’s net operating loss, research credit and alternative minimum tax credit carryforwards are subject to an annual limitation due to ownership changes that occurred as a

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

result of the Merger. In accordance with Section 382 of the Internal Revenue Code of 1986, ownership changes may limit the amount of carryforwards of tax attributes that can be utilized annually to offset future taxable income and taxes. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders in excess of 50 percent over a three year period. However, such limitation is not expected to result in expiration or loss of the Company’s net operating loss and credit carryforwards.

Prepaid federal and state income taxes of $3.2 million at December 31, 2014 and federal and state income tax refunds receivable of $11.8 million at December 31, 2014 were included in income tax receivable on the consolidated balance sheet.

The Company assesses the realizability of the deferred tax assets at each balance sheet date based on actual and forecasted operating results in order to determine the proper amount, if any, required for a valuation allowance. As a result of this assessment, the Company has determined that it may not generate enough passive foreign source income to fully utilize its passive foreign tax credits carryforward and therefore the Company maintains a valuation allowance against its passive foreign tax credits of approximately $0.2 million as of December 31, 2014. The Company believes that it is more likely than not, given the weight of available evidence, that all other deferred tax assets will be realized. The Company will continue to assess the realizability of the deferred tax assets at each balance sheet date in order to determine the proper amount, if any, required for a valuation allowance.

No provision is made for foreign withholding or additional foreign income taxes associated with hypothetical repatriation of the cumulative undistributed earnings of two foreign subsidiaries. The Company recognizes U.S. and foreign income taxes for the foreign entities considered disregarded entities for U.S. federal income tax purposes. The cumulative undistributed earnings, if any, are expected to be reinvested in working capital and other business needs indefinitely. The earnings would be taxable upon repatriation in the form of dividends or otherwise. A determination of the amount of the unrecognized deferred tax liability with respect to such earnings is not practicable.

As of December 31, 2014 the Company had unrecognized tax benefit of $1.5 million which, if recognized, would be reflected as an income tax benefit. For the year ended December 31, 2014 the Company recorded a gross unrecognized tax benefits in the amount of $0.1 million primarily related to research credits. The Company anticipates that it is reasonably possible that approximately $0.9 million of unrecognized tax benefit may be recognized within the next 12 month period as a result of the lapse of the statute of limitations in certain tax jurisdictions and the anticipated settlement of an IRS audit. In October 2013 Ikaria was notified by the IRS that an examination of its U.S. federal income tax return for the year ended December 31, 2011 was being initiated. In February 2014, the IRS examination was extended to include Ikaria’s U.S. federal income tax return for the year ended December 31, 2012.

The Company files income tax returns in U.S. federal, state and certain international jurisdictions. For federal and certain state income tax purposes, Ikaria’s 2010 through 2014 tax years remain open for examination by the tax authorities under the normal statute of limitations. For certain international income tax purposes, Ikaria’s 2011 through 2014 tax years remain open for examination by the tax authorities under the normal statute of limitations.

The Health Care and Education Reconciliation Act of 2010 imposed a new excise tax on the sale of taxable medical devices by a manufacturer or importer. The amount of excise tax is 2.3% of the sale

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

price of the medical device. The excise tax applies to sales after December 31, 2012. The impact of the medical device tax on the Company’s 2014 consolidated financial statements was not material.

(13)	Capitalization

One thousand shares of voting common stock of Holdings II, par value of $0.01 per share, were issued to Holdings I in connection with the Merger.

(14)	Defined Contribution Plan

The Company has a 401(k) savings plan, which is an Employee Retirement Income Security Act, or ERISA, defined contribution plan. Under the plan, which covers substantially all U.S. employees, participating employees may elect to contribute up to 60% of their annual compensation, subject to annual Internal Revenue Service dollar limits. In 2014, the Company matched 100% of the first 6% contributed. The Company’s contribution expense for the year ended December 31, 2014 was $2.0 million.

(15)	Stock Plans

Stock-Based Compensation

Effective as of the closing of the Merger, all of the prior equity plans of Ikaria ceased to be effective and all existing equity grants and awards were paid out.

In February 2014, the Board of Managers of Holdings I approved the Series D class of equity interest, Series 1, Series 2 and Series 3 Units (collectively, “Series D Units”), for issuance under the 2014 Securities Purchase Plan (the “Holdings I Equity Plan”), under which Ikaria employees, managers and advisers (“Management Investors”) may be provided the opportunity to receive grants of equity units of Holdings I. Series D Units are issued for no consideration. To date, the equity units issued by Holdings I have consisted of the following:

•	Series 1 Series D (“Incentive Units”)—are subject to vesting based on service conditions, can be repurchased by Holdings I, represent a right to a fractional portion of the profits and distributions of Holdings I in excess of a “participation threshold” that is calculated in accordance with the provisions of the Holdings I limited liability company agreement, subject to certain adjustments, in the underlying grant and employment agreements.

•	Series 2 Series D (“Special Award Units”)—are subject to vesting based on both performance and service conditions, can be repurchased by Holdings I, represent a right to a fractional portion of the profits and distributions of Holdings I in excess of a “participation threshold” that is calculated in accordance with the provisions of the Holdings I limited liability company agreement, subject to certain adjustments, in the underlying grant and employment agreements.

•	Series 3 Series D (“Award Units”)—are subject to vesting based on service conditions, can be repurchased by Holdings I, represent a right to a fractional portion of the profits and distributions of Holdings in excess of a “participation threshold” that is calculated in accordance with the provisions of the Holdings I limited liability company operating agreement, subject to certain adjustments, in the underlying grant and employment agreements.

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As a holding company that operates through its subsidiaries, Holdings I is dependent on dividends, payments or other distributions from its subsidiaries to make any dividend payments to holders of the Incentive Units, Special Award Units and Award Units. As of December 31, 2014, Holdings I has not paid any dividends or made any other distributions on any of the outstanding units.

During the year ended December 31, 2014, the Company recognized non-cash stock-based compensation expense of $2.6 million, as allocated from Holdings I related to Ikaria employees and advisers.

Repurchase Feature

The Series D Units held by Management Investors are redeemable at Holdings I’s option upon termination of the Management Investor’s employment. The February 2014 Financing Activities contain a restricted payments covenant that allows equity unit repurchases up to $3.0 million in any year, subject to additional exceptions to the covenant.

Holdings I believes that the repurchase of these units is within its control and does not intend to repurchase any units prior to a six-month holding period as provided for in the agreement. These units are being accounted for similar to restricted stock and classified as permanent equity on the Consolidated Balance Sheet at fair value as of the grant date.

In the event that a Management Investor’s employment with the Company is terminated, Holdings I has an option, pursuant to the Holdings I Equity Plan, to repurchase its equity units held by departing Management Investors at the current fair value. Holdings I did not repurchase any equity units in 2014.

Grants of Units

Series 1 Series D Incentive Units

During 2014, Holdings I entered into agreements to grant 4,097,010 time-based Incentive Units to certain of the Management Investors. The Incentive Units vest on a daily, straight-line basis through the fifth anniversary of the grant date subject to the Management Investor’s continued employment by the Company or any of its respective subsidiaries; provided that (i) if a sale of the Company (as defined in the underlying grant agreements) occurs, all of the Incentive Units will immediately vest, (ii) if the Company completes an initial public offering or a public offering of a subsidiary (“IPO”), the Incentive Units that were scheduled to vest during the one-year period following the date of the IPO will vest at that time and the remaining unvested portion will continue to vest on a daily basis through the fourth anniversary of issuance, and (iii) upon the termination of a Management Investor’s employment with the Company or any of its respective subsidiaries for any reason (as defined in the underlying employment agreements), all unvested Incentive Units will be automatically forfeited and all vested Incentive Units are subject to repurchase at the option of Holdings I as discussed above. The repurchase price per vested incentive unit will be the estimated fair value (as defined in the underlying grant agreements) of such unit as of the date of the sending of written notice of the repurchase to the Management Investor; provided that if the Management Investor’s employment is terminated for cause, then each vested incentive unit will be automatically forfeited.

The grant date fair value of the Incentive Units was estimated using an option valuation model. The inputs for expected term, volatility and risk-free rate used in estimating the fair value of the

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Incentive Units were 6 years, 65% and 1.911%, respectively, and the model also incorporated an assumption of a 30% discount for lack of marketability. The aggregate grant date fair value of the Incentive Units was estimated to be $10.9 million. As of December 31, 2014, 647,389 Incentive Units were vested. There were no forfeitures during 2014.

Series 2 Series D Special Award Units

On February 12, 2014, Holdings I entered into agreements to grant 938,410 time-and-performance-based Special Award Units to certain of the Executive Investors. The Special Award Units vest on a daily, straight-line basis through the fifth anniversary of the grant date subject to the Executive Investor’s continued employment by the Company or any of its respective subsidiaries; provided that (i) if a sale of the Company (as defined in the underlying grant agreements) occurs, all of the Special Award Units will immediately vest, (ii) if the Company completes an IPO or a public offering of a subsidiary, the Special Award Units that were scheduled to vest during the one-year period following the date of the IPO will vest at that time and the remaining unvested portion will continue to vest on a daily basis through the fourth anniversary of issuance, and (iii) will performance vest when the Series A Unit Holders receive at least two and one half (2.5) times their investment into the Company at the close of the Merger.

If the Executive Investor ceases to be employed by the Company or any of its respective subsidiaries for any reason, all unvested Special Award Units will be automatically forfeited and all vested Special Award Units are subject to repurchase at the option of Holdings I. The repurchase price per vested incentive unit will be the estimated fair value (as defined in the underlying grant agreements) of such unit as of the date of the sending of written notice of the repurchase to the Executive Investor; provided that if the Executive Investor’s employment is terminated for cause, then each vested incentive unit will be automatically forfeited.

The grant date fair value of the Special Award Units was estimated using an option valuation model and assumed the performance target would be achieved in 5 years from date of grant. The inputs for expected term, volatility and risk-free rate used in estimating the fair value of the Special Award Units were 6 years, 65% and 1.911%, respectively, and the model also incorporated an assumption of a 30% discount for lack of marketability. The aggregate grant date fair value of the Special Award Units was estimated to be $1.9 million. There were no forfeitures during 2014.

Series 3 Series D Award Units

During November 2014, Holdings I entered into agreements to grant 215,000 time-based Award Units to certain employees. The Award Units vest on July 1, 2017 subject to continued employment by the Company or any of its respective subsidiaries; provided that (i) if a sale of the Company (as defined in the underlying award unit agreements) occurs, all of the Award Units will immediately vest and (ii) if the Company completes an IPO or a public offering of a subsidiary, the Award Units that were scheduled to vest during the one-year period following the date of the IPO will vest at that time and the remaining unvested portion will not accelerate as a result of the IPO.

If the employee ceases to be employed by the Company or any of its respective subsidiaries for any reason, all unvested Award Units will be automatically forfeited and all vested Award Units are subject to repurchase at the option of the Company. The repurchase price per vested incentive unit will be the estimated fair value (as defined in the underlying grant agreements) of such unit as of the date of the sending of written notice of the repurchase to the employee; provided that if the employee’s employment is terminated for cause, then each vested incentive unit will be automatically forfeited.

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The grant date fair value of the Award Units was estimated using an option valuation model and assumed the performance target would be achieved. The inputs for expected term, volatility and risk-free rate used in estimating the fair value of the Award Units were 5.5 years, 70% and 1.675%, respectively, and the model also incorporated an assumption of a 30% discount for lack of marketability. The aggregate grant date fair value of the Award Units was estimated to be $752 thousand. There were no forfeitures during 2014.

(16)	Product Acquisitions and Other Agreements

The Company may review potential acquisition of technologies, products and businesses complementary to its business. The Company will also consider entering into agreements to develop and commercialize drug candidates, which may include research and development, marketing and selling, manufacturing, and distribution. These agreements often require milestone and royalty or profit share payments, contingent upon the occurrence of certain future events linked to the success of the asset in development, as well as expense reimbursements. Revenues from these agreements are recorded in other revenue. Costs incurred pursuant to these agreements are reported in their respective expense line item in the consolidated statement of operations.

Lee’s Pharmaceutical Limited

On November 19, 2014, Ikaria entered into a 15 year agreement with Lee’s Pharmaceutical Limited, or Lee’s Pharma, whereby Ikaria would manufacture and make available to hospitals pharmaceutical INOMAX (nitric oxide for inhalation) and related devices as a proprietary pharmaceutical therapy (collectively INOMAX Total Care). In return, Lee’s Pharma will import into Hong Kong, sell and distribute INOMAX in Hong Kong, Mainland China and nearby territories. Lee’s Pharma will be the marketing authorization holder and provider of promotion, sales-related services, and will be responsible for attaining pharmaceutical approvals for these territories. As part of this agreement, an upfront payment of $0.4 million was received from Lee’s Pharma related to Ikaria providing access to information about INOMAX to obtain pharmaceutical approvals in the territories. Ikaria is amortizing the $0.4 million payment into other revenue over a period of four years, which is the period expected to be needed for Lee’s Pharma to obtain pharmaceutical approvals in the territories. In addition, additional milestone and royalty payments are required to be paid to Ikaria should Lee’s Pharma obtain approval for commercialization.

Synex Consulting Limited

On October 15, 2014, Ikaria entered into an agreement with Synex Consulting Limited, or Synex, to which Synex will obtain the exclusive right to market and sell the INOMAX (nitric oxide for inhalation) and related devices as a proprietary pharmaceutical therapy (collectively INOMAX Total Care) in the Republic of South Korea. As part of this agreement, Synex will pay the Company 53% of all recognized revenues by Synex for the sale of INOMAX Total Care to customers. No payments have been received under this contract. The agreement has a term of 5 years, with a renewal provision of additional periods of one year.

INOMAX (nitric oxide) for inhalation

The Company has an exclusive, royalty bearing license on certain patents from Massachusetts General Hospital, or MGH, to develop, manufacture, market, distribute and sell INOMAX in the U.S. market and certain other jurisdictions. The obligations of the license agreement are defined by the term

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of the licensed patents, on a country-by-country basis, and expire when the patents expire in each respective country. Under the license agreement, Ikaria is required to pay royalties to MGH on net sales relating to INOMAX on a country-by-country basis. In the U.S., the licensed patents covering INOMAX expired on January 23, 2013. In Australia and Canada, the licensed patents expired in December 2011. In Mexico, the licensed patent expired in June 2013, and in Japan (where INOMAX is known as INOflo), the licensed patent expires in November 2016. The expiration of the MGH license agreement has no impact on the Company’s ability to manufacture, market, distribute and sell INOMAX, nor does it represent the end of market exclusivity for INOMAX in any particular country.

In connection with the acquisition of INO Therapeutics, LLC (“INO”) on March 28, 2007, Ikaria assumed certain obligations due to a former owner. These obligations include royalties on net sales relating to the use of inhaled nitric oxide in certain indications and an aggregate of $4.0 million of contingent payments remaining upon the achievement of development milestones, including successful submission or approval of a NDA in the U.S. for chronic, cardiac or acute respiratory distress syndrome indications. The $4.0 million has not been accrued since the contingent events have not occurred.

Orphan Therapeutics LLC

On March 29, 2010, Ikaria acquired the new drug application, or NDA, and investigational new drug, or IND, application for Lucassin, or Terlipressin, a potential treatment for advancing kidney failure in patients with cirrhosis and assumed all future development and ownership of the drug in North America and Australia from Orphan Therapeutics LLC, or Orphan. Ikaria made an upfront payment of $5.0 million and a development milestone payment of $5.0 million to Orphan, which were recorded in research and development expense, and may make additional payments in the aggregate of $22.5 million upon the achievement of certain milestones. In addition, Ikaria amended certain terms of the original agreement entered into with Orphan on August 29, 2008, including reducing royalties if the product is approved for commercialization.

BioLineRx Ltd.

On August 26, 2009, Ikaria entered into an agreement with BioLineRx Ltd., or BioLine, to obtain a worldwide exclusive license to a compound, BCM, being developed to treat ventricular remodeling following a heart attack. At the time of the agreement, the compound was in a Phase 2 clinical trial. The clinical trial was completed in 2010. Ikaria was responsible for completing clinical development and commercialization efforts. As part of this agreement, additional payments to BioLine would be required upon the achievement of various milestones that could aggregate up to $265.5 million. In addition, royalties will be paid should the product be approved for commercialization. The BCM technology agreement and obligations thereunder were assumed by Bellerophon as part of the Spin-Out.

(17)	Related-Party Transactions

The Linde Group, or Linde, owned approximately 6% of Holdings as of December 31, 2014. The Company sells concentrated active pharmaceutical ingredient, delivery systems and service parts to

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Linde or its affiliates. Related transactions with Linde or its affiliates for the year ended December 31, 2014 was as follows (in thousands):

Year ended December 31, 2014
Sales of inventory	$10,542
Other (recorded as offset to cost of sales)	1,647

$12,189

At December 31, 2014, the Company had a receivable balance of $1.8 million due from Linde, the vast majority of which has been collected subsequent to year end. During the year ended December 31, 2014, the Company purchased industrial gas supplies from Linde, received logistical support in certain regions outside the U.S. and reimbursed Linde for clinical trial support in Europe. The amount was immaterial in 2014. The transactions with Linde and its affiliates were made in the ordinary course of business.

(18)	Geographic Information

The Company attributes net sales to an individual country based upon the location of its customer. The sales in other foreign countries represent sales in Australia, Japan, Mexico and to Linde in several South American and European countries. The Company’s long-lived assets are primarily located in the United States.

Net sales by geographic area were (in thousands):

Year ended December 31, 2014
United States	$318,098
Canada	12,790
Other foreign countries	26,859

$357,747

(19)	Commitments and Contingencies

Leases

The Company leases certain facilities and equipment, principally its corporate headquarters, regional service and distribution centers, fleet vehicles and office equipment under non-cancelable operating leases, expiring at various dates through 2021. Facility leases provide that the Company will pay operating expenses, which may include common area charges, insurance and taxes. Vehicle leases contain provisions that allow the Company to purchase vehicles at their fair market value. In October 2010, Ikaria entered into a ten-year lease agreement to rent office space for use as its corporate headquarters in Perryville, New Jersey, beginning in June 2011.

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Minimum lease commitments by year, under non-cancelable operating leases, as of December 31, 2014 are as follows (in thousands):

2015	2016	2017	2018	2019	Thereafter	Total
$3,883	$3,727	$3,698	$2,731	$2,465	$5,955	$22,459

Total rental expense on all operating leases was $4.4 million, for the year ended December 31, 2014.

Litigation

The Company periodically becomes subject to legal proceedings and claims arising in connection with its business. The ultimate legal and financial liability of the Company in respect to all claims, lawsuits and proceedings cannot be estimated with any certainty. As of this report, any outcome, either individually or in the aggregate, is not expected to be material to the Company’s financial position or results of operations.

Intellectual Property

The Company is involved in legal proceedings concerning its intellectual property rights. The inherent unpredictability of such proceedings means that there can be no assurances as to their ultimate outcome. A negative result in any such proceeding could potentially adversely affect the ability of the Company to sell its product or require the payment of substantial damages or royalties.

Compliance

The Company sells its products in various jurisdictions and is subject to federal, foreign, state and local taxes including, where applicable, sales and use tax. While the Company believes that it has properly paid or accrued for all such taxes based on its interpretation of applicable law, tax laws are complex and interpretations differ. Periodically, the Company may be audited by taxing authorities, and it is possible that additional assessments may be made in the future.

(20)	Subsequent Events

The Company has evaluated events from the balance sheet date through March 23, 2015, the date at which the consolidated financial statements were available to be issued.

On March 5, 2015, Mallinckrodt plc and Compound Holdings II, Inc. entered into a definitive agreement under which a subsidiary of Mallinckrodt will acquire 100% of Compound Holdings II, Inc. and its subsidiaries from a Madison Dearborn Partners led investor group On February 12, 2015, the Company made a $60.0 million voluntary prepayment on its New First Lien Term Loan.

On February 3, 2015, the Company entered into an interest rate cap agreement for a notional amount of $500.0 million from November 9, 2015 through November 10, 2017, for approximately $0.3 million. The interest rate cap will pay incremental interest on the notional amount if LIBOR exceeds 4.0%. The interest rate cap agreement was not designated as a hedge for accounting purposes.

Effective January 1, 2015, the Company executed a Services Agreement with Bellerophon, by which Bellerophon would provide quality and regulatory support services to the Company for

COMPOUND HOLDINGS II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

$2.0 million. The period covered under this agreement is from the Spin-Out date of February 12, 2014 through February 8, 2016. During the year ended December 31, 2014, the Company recorded $0.9 million of expense related to this agreement.

On January 9, 2015, the Company entered into a collaboration agreement with Novoteris LLC (Novoteris) and certain other parties, whereby the Company agreed to provide Novoteris with drug and placebo supply, as well as a right to reference Company’s NDA for INOmax, in support of Novoteris’ program in cystic fibrosis (and possibly other indications). In consideration of Company’s support, the Company received, among other things, rights to acquire the development programs and resulting regulatory approvals and clearances. In addition, the Company acquired certain development assets from a Novoteris related party, 12th Man, for $2.0 million.

During the week of January 5, 2015, Praxair Distribution, Inc. (“Praxair”) filed two separate challenges to patents providing exclusivity for INOmax®. With respect to the first challenge, Praxair filed petitions seeking to initiate Inter Partes Review (“IPR”) of five Ikaria, Inc. patents that provide protection for essential safety information relating to the administration of inhaled nitric oxide. In addition, on March 16, 2015, Praxair filed five additional petitions seeking to initiate IPR of five Ikaria, Inc. patents that provide protection for essential features of our INOmax DSIR.

With respect to the second challenge, Praxair filed an Abbreviated New Drug Application (ANDA) directed to 100 ppm and 800 ppm nitric oxide for inhalation. The Praxair ANDA contains a certification under 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (known as a “Paragraph IV certification”) that asserts that the claims of multiple patents owned by INO Therapeutics LLC, which are listed in the FDA Orange Book under INOmax®, are invalid, unenforceable, or not infringed. In addition, on March 16, 2015, Praxair filed five additional petitions seeking to initiate IPR of five Ikaria, Inc. patents that provide protection for essential features of our INOmax DSIR.

Ikaria received notice of the Paragraph IV certification on January 9, 2015. In view of the Certification, on February 19, 2015, Ikaria filed a lawsuit against Praxair in the United States District Court for the District of Delaware (INO Therapeutics LLC and Ikaria, Inc. v. Praxair Distribution, Inc. and Praxair, Inc., Case No. 1:15-cv-00170). Because this lawsuit was filed within 45 days of receipt of the notice of Praxair’s Certification, FDA will stay any final approval of Praxair’s ANDA for the period prescribed by 21 U.S.C. 355(j)(5)(B)(iii) (i.e., 30 months), and any applicable extensions, absent a decision by the Court that the patents are invalid, unenforceable, or not infringed.

KPMG LLP New Jersey Headquarters 51 John F. Kennedy Parkway Short Hills, NJ 07078-2702

Independent Auditors’ Report

The Board of Managers

Compound Holdings I, LLC and Ikaria, Inc.:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Ikaria, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2014 (Successor Balance Sheet Date) and 2013 (Predecessor Balance Sheet Date), and the related consolidated statements of operations, comprehensive (loss) income, changes in stockholders’ (deficit) (Predecessor), changes in stockholder’s equity (Successor) and cash flows for the periods February 12, 2014 through December 31, 2014 (Successor Period), and January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 (Predecessor Periods), and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Ikaria, Inc. and its subsidiaries as of December 31, 2014 (Successor

Balance Sheet Date) and 2013 (Predecessor Balance Sheet Date), and the results of their operations and their cash flows for the periods February 12, 2014 through December 31, 2014 (Successor Period) and January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 (Predecessor Periods) in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

As discussed in notes 1 and 4 to the consolidated financial statements, Ikaria, Inc. was acquired on February 12, 2014 by Compound Holdings I, LLC, who contributed its interest in Ikaria to Compound Holdings II, Inc. Compound Holdings II, Inc. is 100% owned by Compound Holdings I, LLC which is controlled by Madison Dearborn Capital Partners VI. The transaction was accounted for as a business combination and the assets acquired and liabilities assumed were recorded at fair value on February 12, 2014. The purchase accounting has been pushed down to Ikaria, Inc. as discussed in note 5 to the consolidated financial statements. Accordingly, the balance sheet of Ikaria, Inc. as of December 31, 2014 (Successor Balance Sheet Date) is on a different basis of accounting than the balance sheet of Ikaria, Inc. as of December 31, 2013 (Predecessor Balance Sheet Date). The consolidated statements of operations, comprehensive (loss) income, changes in stockholders’ (deficit) (Predecessor), changes in stockholder’s equity (Successor) and cash flows have been presented for the periods February 12, 2014 through December 31, 2014 (Successor Period), and January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 (Predecessor Periods). The impact of the push-down of the purchase accounting is reflected in the Successor Period in the consolidated statements of operations, comprehensive (loss) income, changes in stockholder’s equity and cash flows. Our opinion is not modified with respect to this matter.

Short Hills, New Jersey

March 23, 2015

IKARIA, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2014 and 2013

(Dollars in thousands, except share and per share amounts)

	Successor	Predecessor
	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$98,942	$211,692
Time deposits	125	—
Accounts receivable, net of allowances of $1,145 and $947, respectively	64,633	67,814
Due from related parties	1,810	4,385
Inventories	51,565	7,949
Prepaid expenses and other current assets	3,233	4,396
Income tax receivable	14,860	7,539
Deferred tax assets	10,947	11,046

Total current assets	246,115	314,821
Property, plant and equipment, net	64,069	62,346
Goodwill and other intangibles, net	1,427,328	41,513
Deferred tax assets	—	99,860
Other assets	32,080	20,206

Total assets	$1,769,592	$538,746

Liabilities, Redeemable Preferred Stock and Stockholder’s Equity / Stockholders’ (Deficit)
Current liabilities:
Current portion of long-term debt	$69,822	$65,492
Accounts payable	11,109	17,735
Income tax payable	271	10,198
Other current liabilities	42,667	54,915

Total current liabilities	123,869	148,340
Long-term debt	1,092,330	908,298
Deferred tax liabilities	278,792	—
Other liabilities	495	30,965

Total liabilities	1,495,486	1,087,603
Commitments and contingencies (Note 21)
Predecessor:
Redeemable convertible preferred stock, $0.01 par value per share:
Series A, liquidation value of $11,411	—	32,438
Series B, liquidation value of $356,775	—	356,777
Series C, liquidation value of $1	—	1

Total redeemable preferred stock	—	389,216
Stockholders’ deficit:
Common stock, $0.01 par value per share:
Voting common stock, 3,733,081 shares issued and outstanding at December 31, 2014	—	37
Nonvoting common stock, 2,148,694 shares issued and outstanding at December 31, 2014	—	22
Additional paid-in capital	—	19,198
Accumulated deficit	—	(956,905)
Accumulated other comprehensive loss, net of tax	—	(425)

Total stockholders’ deficit	—	(938,073)
Successor:
Stockholder’s equity:
Common stock, $0.01 par value per share:
Voting common stock, 1,000 shares issued and outstanding at December 31, 2014	—	—
Additional paid-in capital	405,871	—
Accumulated deficit	(131,561)	—
Accumulated other comprehensive loss, net of tax	(204)	—

Total stockholder’s equity	274,106	—

Total liabilities, redeemable preferred stock and stockholder’s equity / stockholders’ (deficit)	$1,769,592	$538,746

The accompanying notes are an integral part of these consolidated financial statements.

IKARIA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the periods February 12, 2014 through December 31, 2014 and January 1, 2014 through

February 11, 2014, and the Year Ended December 31, 2013

(Amounts in thousands)

	Successor	Predecessor	Predecessor
	February 12, 2014 through December 31, 2014	January 1, 2014 through February 11, 2014	Year Ended December 31, 2013
Revenues:
Net sales	$347,205	$47,910	$366,530
Sales to related parties	10,542	336	7,874

Total revenues	357,747	48,246	374,404

Operating expenses:
Cost of sales	336,150	6,334	53,566
Selling, general and administrative	79,344	12,332	102,361
Research and development	29,947	8,603	93,722
Amortization of acquired intangibles	57,542	6	13,548
Merger transaction costs and expenses	—	64,744	4,311
Other operating (income) expense, net	(5,576)	294	4,922

Total operating costs and expenses	497,407	92,313	272,430

(Loss) income from operations	(139,660)	(44,067)	101,974

Other income (expense):
Interest income	117	48	547
Interest expense	(71,843)	(9,468)	(57,936)
Loss on extinguishment of debt	—	—	(4,060)

Other expense, net	(71,726)	(9,420)	(61,449)

(Loss) income before income taxes	(211,386)	(53,487)	40,525
Income tax (benefit) expense	(79,825)	(20,041)	17,008

Net (loss) income	$(131,561)	$(33,446)	$23,517

The accompanying notes are an integral part of these consolidated financial statements.

IKARIA, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

For the periods February 12, 2014 through December 31, 2014 and January 1, 2014 through

February 11, 2014, and the Year Ended December 31, 2013

(Amounts in thousands)

	Successor	Predecessor	Predecessor
	February 12, 2014 Through December 31, 2014	January 1, 2014 Through February 11, 2014	Year Ended December 31, 2013
Net (loss) income	$(131,561)	$(33,446)	$23,517
Foreign currency translation loss, net of tax	(204)	(85)	(759)

Comprehensive (loss) income	$(131,765)	$(33,531)	$22,758

The accompanying notes are an integral part of these consolidated financial statements.

IKARIA, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER(S’) (DEFICIT) EQUITY

For the periods February 12, 2014 through December 31, 2014 and January 1, 2014 through

February 11, 2014, and the Year Ended December 31, 2013

(Amounts in thousands)

Predecessor:	Voting Common stock		Non-Voting Common stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Par value	Shares	Par value
Balance at December 31, 2012	3,733	$37	1,960	$20	$5,621	$(490,432)	$334	$(484,420)
Net income	—	—	—	—	—	23,517	—	23,517
Exercise of stock options	—	—	1	—	3	—	—	3
Stock-based compensation	—	—	—	—	12,413	—	—	12,413
Settlement of stock options, net of $517 tax benefit	—	—	—	—	(2,436)	—	—	(2,436)
Shares issued from vesting and release of restricted stock units and related payroll taxes	—	—	188	2	(125)	—	—	(123)
Cash dividends declared ($4.72 per share)	—	—	—	—	(8,759)	(435,498)	—	(444,257)
Tax detriment associated with stock options and restricted stock units	—	—	—	—	(955)	—	—	(955)
Special dividend bonus accrued and tax benefit on special dividend bonus paid	—	—	—	—	13,436	(54,492)	—	(41,056)
Foreign currency translation loss, net of $402 tax benefit	—	—	—	—	—	—	(759)	(759)

Balance at December 31, 2013	3,733	37	2,149	22	19,198	(956,905)	(425)	(938,073)
Net loss	—	—	—	—	—	(33,446)	—	(33,446)
Stock-based compensation	—	—	—	—	17,097	—	—	17,097
Distribution of Bellerophon net assets to Ikaria stockholders, including tax impact of $12,951	—	—	—	—	(33,615)	(54,822)	—	(88,437)
Tax detriment on special dividend bonus	—	—	—	—	(152)	—	—	(152)
Net tax detriment for the settlement of restricted stock units and stock options	—	—	—	—	(2,528)	—	—	(2,528)
Foreign currency translation loss, net of $33 tax benefit	—	—	—	—	—	—	(85)	(85)

Balance at February 11, 2014	3,733	$37	2,149	$22	$—	$(1,045,173)	$(510)	$(1,045,624)

Successor:	Voting Common Stock		Additional Paid-in Capital	Accumulated Comprehensive Deficit	Accumulated Other Income (Loss)	Total
	Shares	Par value
Initial capitalization representing the fair vale of net assets acquired less liabilities assumed at February 12, 2014	1	$—	$611,726	$—	$—	$611,726
Push-down of incremental debt to Ikaria, net of original interest discount and debt costs	—	—	(183,572)	—	—	(183,572)
Settlement of merger related activities by Compound Holdings II, Inc., net	—	—	(24,904)	—	—	(24,904)
Net loss	—	—	—	(131,561)	—	(131,561)
Stock-based compensation	—	—	2,621	—	—	2,621
Foreign currency translation loss, net of $124 tax benefit	—	—	—	—	(204)	(204)

Balance at December 31, 2014	1	$—	$405,871	$(131,561)	$(204)	$274,106

The accompanying notes are an integral part of these consolidated financial statements.

IKARIA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the periods February 12, 2014 through December 31, 2014 and January 1, 2014 through

February 11, 2014, and the Year Ended December 31, 2013

(Amounts in thousands)

	Successor	Predecessor	Predecessor
	February 12, 2014 Through December 31, 2014	January 1, 2014 Through February 11, 2014	Year Ended December 31, 2013
Cash flows from operating activities:
Net (loss) income	$(131,561)	$(33,446)	$23,517
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization of intangible assets	57,544	6	13,548
Depreciation	12,485	2,097	11,467
Amortization of deferred financing costs and discount	5,691	1,008	5,689
Cost of sales non-cash	287,737	—	—
Stock-based compensation	2,621	17,097	13,900
Loss on extinguishment and modification of debt	—	—	4,060
Loss on property, plant and equipment, net	650	—	107
Deferred taxes	(82,790)	(19,664)	(667)
Other non-cash items, net	(532)	36	3,268
Changes in operating assets and liabilities:
Accounts receivable	6,543	(3,558)	(11,589)
Income tax receivable	(7,419)	—	—
Due from related parties	(341)	2,917	2,777
Inventories	(4,525)	(517)	(3,191)
Prepaid expenses, other current assets and other assets	(604)	993	(5,589)
Accounts payable and other current liabilities	(17,892)	42,239	9,357
Deferred revenue and customer advances	(356)	(83)	(235)
Income tax payable	(12,098)	(183)	2,484
Other liabilities	467	(2,798)	1,161

Net cash provided by operating activities	115,620	6,144	70,064

Cash flows from investing activities:
Capital expenditures	(8,542)	(663)	(10,133)
Proceeds from the sale of property, plant and equipment	42	—	19
Purchase of short term securities	(125)	—	—

Net cash used in investing activities	(8,625)	(663)	(10,114)

Cash flows from financing activities:
Proceeds from borrowings	—	—	840,402
Debt issuance costs	(106)	—	(22,076)
Repayments of debt	(55,295)	—	(217,038)
Dividends paid	—	—	(444,257)
Distribution of Bellerophon to Ikaria stockholders	—	(80,000)	—
Special dividend bonus paid	(34,725)	(2,568)	(37,833)
Settlement of Ikaria stock options and restricted stock units	(29,810)	—	—
Distribution to Compound Holdings II, Inc. for settlement of merger related activities	(22,281)	—	—
Tax (expense) benefit on special dividend bonus paid	—	(152)	13,436
Stock option settlement	—	—	(4,439)
Proceeds from exercise of stock options	—	—	3
Excess tax benefits pertaining to exercise of stock options, vesting and release of restricted stock units and settlement of stock options	—	—	517

Net cash (used in) provided by financing activities	(142,217)	(82,720)	128,715

Effect of exchange rates on cash	(204)	(85)	(1,666)

Net (decrease) increase in cash and cash equivalents	(35,426)	(77,324)	186,999
Cash and cash equivalents, at beginning of period	134,368	211,692	24,693

Cash and cash equivalents, at end of period	$98,942	$134,368	$211,692

Supplemental disclosures of cash flow information:
Interest paid	$55,598	$9,556	$52,210
Income taxes paid, net of refunds	22,270	—	7,045
Noncash investing activity:
Capital expenditures incurred, not yet paid	$574	$—	$94
Noncash financing activities:
Distribution of net liabilities of Bellerophon to Ikaria shareholders	$—	$4,514	$—
Payment of additional debt costs by Compound Holdings II, Inc	2,363	—	—
Push down of incremental debt, net of OID & debt costs from Compound Holdings II, Inc	(183,572)	—	—
Liabilities paid by Compund Holdings II, Inc	24,824	—	—

The accompanying notes are an integral part of these consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Organization and Nature of the Business

On March 28, 2007, Ikaria, Inc. (“Ikaria” or the “Company”), was founded.

Ikaria provides products for and conducts research aimed at critically and/or acutely ill patients in hospitals and outpatient settings. The Company’s primary product offering is the INOMAX therapy package, which includes the drug INOMAX® (nitric oxide) for inhalation, the only pharmaceutical treatment approved by the U.S. Food and Drug Administration, or FDA, for the treatment of hypoxic respiratory failure, or HRF, associated with pulmonary hypertension in term and near-term infants, INOcal® calibration gas, use of a proprietary FDA-cleared delivery system, distribution, emergency delivery, technical and clinical assistance, quality maintenance, on-site training and 24/7/365 customer service. INOMAX is manufactured and packaged at the Company’s drug manufacturing facility in Louisiana, with a backup manufacturing facility in Texas. The Company’s current generation of delivery systems for INOMAX is manufactured at the Company’s device facility in Wisconsin. The Company distributes INOMAX and its delivery systems to its customers in the United States through its five regional service and distribution centers and supplements distribution with third-party logistics services providers. The Company distributes its products in other countries through distributors and third-party logistics services providers.

In the United States, INOMAX and its delivery systems are protected by a portfolio of patents, some of which are listed in the FDA Orange Book and expire as late as January 6, 2031. Certain patents have pediatric exclusivity periods extending six months after the patent expiration date. The last exclusivity period ends on July 6, 2031. In January 2013, all remaining licensed U.S. patents expired, eliminating Ikaria’s required royalty payments in respect of sales in the U.S. The Company also recognizes revenue from the sale of drug delivery systems in Europe and South America and revenue from sales of Terlipressin, marketed as Lucassin in Australia. The Company is also subject to risks common to companies in similar industries and stages of development, including, but not limited to: competition from larger companies, protection of proprietary technology, compliance with government regulations, reliance on one primary manufacturing site, new technological innovations, the ability to acquire, license or successfully develop new products, dependence on key personnel, and reliance on third-party service providers and vendors.

On February 12, 2014, Compound Holdings I, LLC (“Holdings I”) acquired Ikaria and contributed its interests in Ikaria to Compound Holdings II, Inc. (“Holdings II”) upon the completion of a series of transactions initiated pursuant to an agreement and plan of merger (“Merger”), entered into on December 24, 2013 between Ikaria and Madison Dearborn Partners (“MDP”). The transaction included (i) the distribution (“Spin-Out”), of Ikaria’s research and development (R&D) Business, that is, Bellerophon Therapeutics LLC (“Bellerophon”) to existing Ikaria stockholders through a special dividend prior to the Merger and (ii) the execution of a New First Lien Term Loan, New Second Lien Term Loan and New Revolving Credit facility (collectively the “February 2014 Financing Activities”), for purposes of funding a portion of the acquisition purchase price and related transactions costs and expenses, the repayment of Ikaria’s existing First Lien Term Loan, Second Lien Term Loan and Term Loan A, the extinguishment of Ikaria’s existing Revolving Credit facility, and the payment of related debt costs and expenses, including the prepayment premium payable that was incurred in connection with the repayment of Ikaria’s existing debt.

As a result of the Merger, (i) Ikaria became a wholly-owned subsidiary of Holdings II, an entity wholly-owned by Holdings I, (ii) MDP retained a majority ownership position in Holdings I and (iii) accredited investors of Ikaria received a minority ownership position in Holdings I. For additional

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details regarding the Merger, Spin-Out and the February 2014 Financing Activities, see Note 4—Bellerophon Spin-Out and Merger and Note 10—Debt.

(2)	Summary of Significant Accounting Policies

(a) Basis of Presentation

The accompanying consolidated financial statements are presented as “Predecessor” or “Successor” to indicate whether they relate to the periods preceding the Merger (Predecessor) or the period succeeding the Merger (Successor), respectively, and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The accounts of all wholly-owned subsidiaries of Ikaria are included in the consolidated financial statements. The accounts of Holdings I and Holdings II are not included. All intercompany balances and transactions between Ikaria and its subsidiaries have been eliminated in consolidation.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and the disclosure of contingent assets and liabilities. Estimates are used for, among other things, the valuation of assets acquired and liabilities assumed in business combinations, valuation of common and preferred stock (Predecessor), stock-based compensation, income tax provision and the valuation of deferred tax assets. Estimates are also used to determine the remaining economic lives and recoverability of fixed assets and intangible assets, including goodwill and in-process research and development assets. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Actual results could differ from those estimates.

The consolidated financial statements as presented reflect certain reclassifications from previously issued financial statements to conform to the current year presentation.

Holdings I and Holdings II have accounted for the acquisition of Ikaria in their respective consolidated financial statements as a business combination utilizing the acquisition method of accounting and have pushed down acquisition accounting adjustments onto the books of Ikaria. This method requires that identifiable assets acquired and liabilities assumed or incurred in a business combination be recognized at their respective fair values as of the acquisition date and that in-process research and development be recorded at fair value on the balance sheet. See Note 5—Purchase Price Allocation for additional details.

(b) Changes in Capital Structure

In connection with the Merger, each outstanding share of common stock, Series A, Series B and Series C Preferred stock were settled; see Note 4—Bellerophon Spin-Out and Merger. One thousand shares of Ikaria Voting Common Stock, par value of $0.01 per share, were issued to Holdings II at the time of the Merger.

(c) Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(d) Time Deposits

Time deposits consist of fixed-term deposits with maturities greater than three months but less than one year. These deposits are recorded at cost, which approximates fair value.

(e) Accounts Receivable

Accounts receivable are primarily due from hospitals. At December 31, 2014 and 2013, the Company had $9.0 million and $7.5 million, respectively, of unbilled net receivables related to goods and services taxes that are remittable to government authorities that are excluded from revenues; see Note 9—Other Current Liabilities for additional details. Accounts receivable include an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company evaluates the collectability of its receivables based on historical experience and the length of time the receivable is past due. Account balances are charged against the allowance after reasonable means of collection have been exhausted and the potential for recovery is considered remote. Accounts receivable also include allowances for customer credits, which are discussed in Note 2(m), Revenue Recognition. See Note 19—Related-Party Transactions, for a discussion of amounts due from related parties.

(f) Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out method. During the fourth quarter of 2013, the Company implemented a standard costing system for its inventory. Standard costs approximate actual costs. Standard costs are updated once annually, unless actual costs dictate an update sooner than once annually. The Company periodically reviews inventory quantities on hand in order to identify excess and obsolete inventory and also writes down inventories for the difference between the carrying value of the inventory and its estimated market value.

(g) Property, Plant and Equipment

Property, plant and equipment are recorded at acquisition cost, which for internally developed assets includes labor, materials and overhead. Additions and improvements that increase the value or extend the life of an asset are capitalized. Repairs and maintenance costs are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives described below:

Asset description	Estimated Useful Life (years)
Buildings and improvements	5 – 25
Machinery, equipment and furniture	3 – 15

Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the remaining term of the lease, whichever is shorter.

(h) Impairment of Long-Lived Assets

Long-lived assets, such as property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be sold are no longer depreciated and are reclassified outside of property, plant and equipment at the lower of the carrying amount or fair value less costs to sell.

(i) Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the fair value of net assets acquired. The amortizable intangible assets primarily relate to core developed technology, customer relationships, and international distributor relationships and are amortized over their estimated useful lives on a straight-line basis. Our indefinite-lived intangible assets relate to our trademarks and tradenames and in-process research and development (“IPR&D”) projects that have not established technological feasibility, and are not amortized. If an IPR&D project has a successful completion, the Company will make a separate determination of the estimated useful life of the IPR&D asset and the related amortization will be recorded as an expense over the estimated useful life. The Company reevaluates the estimated useful lives of its intangible assets annually.

Goodwill and other indefinite-lived intangible assets are not amortized and are tested annually for impairment or between the annual tests if an event or change in circumstance occurs that would more likely than not reduce the fair value of the asset below its carrying amount. The IPR&D assets are subject to annual impairment testing until completion or abandonment of the projects, or between the annual tests if an event or change in circumstance occurs that would more likely than not reduce the fair value of the asset below its carrying amount.

To test goodwill and intangible assets with indefinite lives for impairment, the Company first performs a qualitative assessment to determine whether it is more likely than not that it is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test.

(j) Stock-Based Compensation

The Company recognizes the fair value of stock-based compensation as expense over the requisite service period of the individual grants, which generally equals the vesting period. See Note 16—Stock Plans for a discussion of stock-based compensation expense.

(k) Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

The Company recognizes the benefit of an uncertain tax position that it has taken or expects to take on income tax returns it files if such tax position is more likely than not to be sustained on examination by the taxing authorities, based on the technical merits of the position. These tax benefits are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The liability for unrecognized tax benefits is classified as non-current unless the liability is expected to be settled in cash within twelve months of the reporting date.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(l) Derivative Financial Instruments

The Company carries derivative instruments on the consolidated balance sheets at their fair value. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a fair-value hedge along with changes of the fair-value of the hedged asset or liability that are attributable to the hedged risk are recorded in current-period results. Changes in the fair value of a derivative that is highly effective, and that is designated and qualifies as a cash-flow hedge are recorded in accumulated other comprehensive income, or AOCI, and reclassified into earnings in the same period the hedged transaction affects earnings. Any hedge ineffectiveness is included in current-period results. The Company discontinues hedge accounting prospectively when the derivative is no longer effective in offsetting cash flows attributable to the hedged risk, the derivative expires or is sold, terminated, or exercised, the cash flow hedge is de-designated because a forecasted transaction is not probable of occurring, or management determines to remove the designation of the cash flow hedge. In situations in which hedge accounting is discontinued and the derivative remains outstanding, the Company continues to carry the derivative at its fair value on the consolidated balance sheets and recognizes any subsequent changes in its fair value in earnings. When it is probable that a forecasted transaction will not occur, the Company discontinues hedge accounting and recognizes immediately in earnings gains and losses that were accumulated in AOCI related to the hedging relationship. In certain circumstances, the Company may enter into a derivative contract that does not qualify as a hedge or may choose not to designate it as a fair-value or a cash-flow hedge; in such cases, changes in fair value are recorded in current-period results.

(m) Revenue Recognition

INOMAX therapy consists of multiple elements, but is accounted for as a single unit of accounting. In 2013, the Company modified its tier-based billing model. Under the new billing model, which was fully implemented by April 1, 2013, customers can select from three contract options over a set period of time, the majority of which are one year, and some are multi-year. These include: (i) an option which offers unlimited access to INOMAX therapy for a fixed fee, (ii) a capped tier option offering a contracted number of hours of INOMAX for a fixed fee and (iii) a price-per-hour model.

For customers on the price-per-hour model, revenue is recognized based on actual meter readings at the applicable hourly price. For customers on the unlimited access and the capped-tier option, the Company provides services on a continual basis and, therefore, assuming the customer is provided with sufficient access to INOMAX therapy, revenue is recognized on a straight-line basis over the contract term. For any hours that exceed the limit imposed by the capped tier during the contract term, revenue is recognized based on actual meter readings at the applicable hourly price for the remainder of the contract period, as well as the continued straight-line revenue over the remaining contract term.

Previously the Company had all the options offered above and two additional capped tier options offering increasing allocations of hours of INOMAX use for a fixed fee. Revenue for these top two capped tiers was recognized on a straight-line basis subject to the option of moving to the next lower tier if their usage was below a specified level following the eighth month of the contract. In this case, the customer was billed an adjusted monthly fee for the remainder of the contract such that the total cost of the INOMAX therapy service agreement was equal to the cost of the lower tier. As a result, revenue from each of these customers was recognized monthly as if it was contracted at the lower tier and the incremental revenue was deferred until the earliest to occur, if any, of (i) the customer’s hours exceeding the set cap for the lower tier and, therefore, the ability to move down one tier was eliminated, (ii) the customer electing to stay at the initially selected tier or (iii) the expiration of the time

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

period for which the customer could move to a lower tier in the tenth month of the contract term. For those customers that moved to a lower tier, the incremental revenue that was deferred was recorded as a customer deposit liability. As a result of the elimination of these two capped tier options in 2013, the Company no longer has deferred revenue.

INOMAX therapy revenue is recorded net of expected customer credits related to meter adjustments. At both December 31, 2014 and 2013, allowances for credits were $0.5 million.

Taxes collected from customers and remitted to governmental authorities are excluded from revenues.

Recognition of revenue requires the price to the buyer is fixed or determinable, reasonable assurance of collection of sales proceeds, and completion of all performance obligations. Revenues from the sale of Terlipressin are recognized when title and risk of loss passes to the customer. Provisions for discounts are provided for in the same period the related sales are recorded. Similarly, revenues from the sale of delivery systems to a related party are recognized when title and risk of loss passes to the customer.

(n) Foreign Currency

The Company has subsidiaries in Canada, Australia and Japan. The local currencies of these subsidiaries have been determined as the functional currencies. Results of operations are translated from the functional currency into U.S. dollars using the average currency rate for the period, which approximates the results that would be obtained using actual currency rates on the dates of individual transactions. Assets and liabilities are translated to their U.S. dollar equivalents at the rate in effect at the balance sheet date. Adjustments resulting from translation are excluded from the results of operations and are recorded as a component of AOCI.

Foreign currency transaction gains and losses arise from receivables and payables that are denominated in a currency other than the functional currency. Transaction gains and losses included in other operating expense (income), net in the Company’s results of operations were net losses of $0.8 million for the period February 12, 2014 through December 31, 2014 (Successor) and $0.1 million and $1.9 million for the period January 1, 2014 through February 11, 2014 (Predecessor) and the year ended December 31, 2013 (Predecessor), respectively.

(o) Research and Development

Research and development costs are expensed as incurred. These expenses include the costs of the Company’s proprietary research and development efforts, as well as costs incurred in connection with certain licensing arrangements. Upfront and milestone payments made to third parties in connection with research and development collaborations are expensed as incurred up to the point of regulatory approval. Payments made to third parties upon or subsequent to regulatory approval are capitalized and amortized over the remaining useful life of the related product. The Company also expenses the cost of purchased technology and equipment in the period of purchase if it believes that the technology or equipment has not demonstrated technological feasibility and it does not have an alternative future use. Nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. These amounts are recognized as research and development expense as the related goods are delivered or the related services are performed.

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(p) Purchase Accounting

The Merger has been accounted for in accordance with the provisions of Accounting Standards Codification Topic 805, Business Combinations, whereby the purchase price paid to effect the Merger has been allocated to the acquired assets and liabilities at fair value. The impact of the purchase accounting has been pushed down to the Company’s consolidated financial statements. The Company presents its contingent transaction costs and expenses in the acquiree’s Predecessor Period.

(3)	Recent Accounting Standards

In November 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-17, “Business Combinations (Topic 805): Pushdown Accounting.” The amendments in the ASU provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. An acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in-control event occurs. An acquired entity should determine whether to elect to apply pushdown accounting for each individual change-in-control event in which an acquirer obtains control of the acquired entity. If pushdown accounting is not applied in the reporting period in which the change-in-control event occurs, an acquired entity will have the option to elect to apply pushdown accounting in a subsequent reporting period to the acquired entity’s most recent change-in-control event. An election to apply pushdown accounting in a reporting period after the reporting period in which the change-in-control event occurred should be considered a change in accounting principle in accordance with Topic 250, Accounting Changes and Error Corrections. If pushdown accounting is applied to an individual change-in-control event, that election is irrevocable. The amendments in this ASU are effective on November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle. The Company has elected to adopt ASU 2014-17 in the current set of consolidated financial statements. The impact of this ASU is recorded throughout the financial statements and discussed further in Note 5—Purchase Price Allocation.

In addition, the following accounting standards were issued by the FASB, but have not yet been adopted by the Company.

Income Taxes

In July 2013, the FASB issued ASU No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. The amendment in this update contains guidance to address the diversity in practice related to the financial statement presentation of unrecognized tax benefits either as a reduction of a deferred tax asset or as a liability when a net operating loss carryforward, a similar tax loss or a tax credit carryforward exists and requires that the unrecognized tax benefit, or a portion of such unrecognized tax benefit, be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except in certain situations, as defined in the guidance. This guidance is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2014. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill

In January 2014, the FASB issued ASU No. 2014-02, Accounting for Goodwill. The amendments in this update permit an entity other than a public business or not-for-profit entity to amortize goodwill on a straight-line basis over 10 years or less than 10 years if the entity demonstrates that another useful life is more appropriate. Furthermore, an entity that elects this accounting alternative is further required to make an accounting policy election to test goodwill for impairment at either the entity level or the reporting unit level. Goodwill would be tested for impairment when a triggering event occurs that indicates that the fair value of an entity (or reporting unit) may be below its carrying amount. The accounting alternative, if elected, should be applied prospectively to goodwill existing as of the beginning of the period of adoption and new goodwill recognized in annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. Early application is permitted, including application to any period for which the entity’s annual or interim financial statements have not yet been made available for issuance. The Company has not elected this accounting guidance and will not amortize goodwill.

Revenue from Contracts with Customers

In May 2014, the FASB issued guidance to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP and International Financial Reporting Standards. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes the most current revenue recognition guidance. This guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2017, which is effective for the Company as of the first quarter of fiscal year 2018 using one of two retrospective application methods. The Company is evaluating the application methods and the impact of adopting this new accounting guidance on its consolidated financial statements.

(4)	Bellerophon Spin-Out and Merger

As discussed in Note 1—Organization and Nature of the Business, on December 24, 2013, Ikaria and MDP entered into the Merger. The Merger, Spin-Out and February 2014 Financing Activities were completed on February 12, 2014. The total Merger cost was $611.7 million, which was comprised of $431.0 million of cash paid to Ikaria stockholders and $180.7 million of equity interests in Holdings I issued to Ikaria stockholders.

At the time of the Merger, certain assumed Company liabilities were paid, including (at fair values) $998.6 million of debt and accrued interest, $34.7 million of special dividend bonus plan obligations, $22.4 million of employee bonuses, $11.1 million of long-term incentive plan (LTIP) obligations, $21.6 million of transaction expenses and $2.3 million of other payroll expenses. The Company recorded $17.5 million of contingent transactions costs and expenses, related to investment banks fees which were contingent on the closing of the Merger, in the Predecessor Period.

These payments were funded through new cash investments of $231.3 million (received by Holdings I from MDP and certain members of management of Ikaria), $134.4 million of cash on hand at Ikaria and $1,179.5 million of net borrowings from the new credit facility ($890 million New First Lien Term Loan and $330 million New Second Lien Term Loan, offset by $40.5 million original issue discount and financing expenses).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Equity Modifications

Stock Options

On February 12, 2014, immediately prior to the Spin-Out, each outstanding Ikaria stock option was modified to become fully vested and bifurcated into an option to acquire shares of Ikaria non-voting common stock, or an Adjusted Ikaria Option, and an option to acquire non-voting limited liability company equity interests of Bellerophon, or a Bellerophon Option. The exercise price per option was adjusted by allocating the relative post Spin-Out fair values of Ikaria, Inc. and Bellerophon Therapeutics, LLC in a ratio of 85% and 15%, respectively, reflecting the relative estimated fair value of each entity at the time. As a result of the modification, the Company recorded $0.3 million of incremental share based compensation expense. The options expiry date was not modified.

Restricted Stock Units

Each Ikaria restricted stock unit (“RSU”) was modified to become fully vested and bifurcated to become an RSU for a share of Ikaria non-voting common stock (“Adjusted Ikaria RSU”), and an RSU for a non-voting limited liability company equity interest in Bellerophon (“Bellerophon RSU”).

Bellerophon Spin-Out

On February 12, 2014 prior to the Merger, Ikaria distributed net assets of Bellerophon of $75.4 million to existing Ikaria stockholders. The distribution was comprised of $80.0 million of cash and $4.6 million of net liabilities. In addition, the Company recorded a $13.0 million charge to additional paid-in-capital related to tax on the gain on the Spin-Out. Ikaria Common, Series A and Series B Preferred stockholders received one share of non-voting limited liability company equity interest in Bellerophon for each share outstanding. Ikaria Series C Preferred stockholders received one share of non-voting limited liability company equity interest in Bellerophon for three Series C Preferred outstanding shares. Holders of Bellerophon RSUs received one share of non-voting limited liability company equity interest in Bellerophon for each Bellerophon RSU. Bellerophon Options are fully vested and expire based on the original expiry date. There were 15,750 options held by non-employee non-accredited investors which were settled in cash. Since the Spin-Out occurred prior to the Merger, for ease of reference, it has been reflected in the Predecessor Period (January 1, 2014 through February 11, 2014) as if it occurred on the evening of February 11, 2014.

Settlement of Equity

In connection with the Merger, each outstanding share of Ikaria Common, Series A and Series B Preferred held by accredited investors was settled with consideration value of $5.89 per share, in the form of 0.178 units of Holdings I valued at $1.78, $3.76 in cash and $0.35 in escrowed cash to be settled later. Each share of Ikaria Series C Preferred was settled for consideration with a value of $1.96, in the form of 0.059 units of Holdings valued at $0.59, $1.25 in cash and $0.12 in escrowed cash to be settled later. For non-accredited investors, each share of Ikaria Common was settled for $5.39 in cash and $0.50 in escrowed cash to be settled later. There were no non-accredited investors holding Series A, Series B or Series C Preferred stock.

For accredited investors, each in-the-money Adjusted Ikaria Option (with strike prices of $5.28 and below) was settled for $5.89, less the adjusted exercise price per option, in the form of Holdings I non-voting units, cash, escrowed cash to be settled later and non-voting limited liability membership equity interest in Bellerophon. For non-accredited investors, each in-the-money Adjusted Ikaria Option

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was settled for $5.89, less the adjusted exercise price per option, in the form of cash and escrowed cash to be settled later. All out-of-the-money options were cancelled.

For accredited investors, each Adjusted Ikaria RSU was settled with consideration value of $5.89, in the form of 0.178 Holdings I units valued at $1.78, $3.76 in cash and $0.35 in escrowed cash to be settled later. For non-accredited investors, each Adjusted Ikaria RSU was settled with consideration value of $5.89, in the form $5.39 in cash and $0.50 in escrowed cash to be settled later.

In connection with the Merger, all amounts due under the long term incentive plan and special dividend plan became vested and were assumed by Holdings II and settled in cash by Ikaria on February 12, 2014 or shortly thereafter for $11.1 million and $34.7 million, respectively. In addition, approximately $20.4 million of cash compensation bonuses were assumed and subsequently settled in cash, which were contingent upon the closing of the Merger.

Merger Transaction Costs and Expense

During the period January 1, 2014 through February 11, 2014, the Company incurred $64.7 million of merger transaction costs and expenses, consisting of $19.3 million transaction expenses, $15.7 million share based compensation expense from acceleration of options and RSUs as a result of the change in control, pursuant to the original terms of the option and RSU plans, $20.4 million employee bonuses expense, $8.1 million accelerated long term incentive plan expense, $0.5 million payroll tax expense and $0.7 million of other transaction expenses. The Company elected a policy of recording all such expenses in the Predecessor Period since there was no service required subsequent to the Merger. During the year ended December 31, 2013, the Company recorded merger transactions costs of $4.3 million, consisting of $2.3 million transactions expenses and $2.0 million employee bonuses expense.

Transition Services Agreement

In connection with the Spin-Out, Ikaria provides certain transition services to Bellerophon for a two year period pursuant to a Transition Services Agreement, which services include executive management, human resources, real estate, information technology, accounting, finance, legal, quality and regulatory support for $18.5 million plus out of pocket expenses, which is being recognized as other operating income ratably over the period. During the period February 12, 2014 through December 31, 2014, the Company recognized income of $8.2 million in other operating (income) expense related to this agreement.

(5)	Purchase Price Allocation

The Merger and the allocation of the purchase price have been recorded for accounting purposes as of February 12, 2014. In connection with the purchase price allocation, the Company has determined the fair values of acquired assets and liabilities assumed and related deferred income taxes as of the acquisition date. As of December 31, 2014, the purchase price allocation has been finalized.

The fair value of the total consideration transferred amounted to $611.7 million, consisting of $431.0 million of cash and $180.7 million of equity interests of Holdings I. As of December 31, 2014, $28.7 million was held in escrow. In February 2015, $1.2 million was paid to the escrow from Holdings II for certain tax recoveries and $28.9 million was paid to Ikaria stockholders. There is

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

$1.0 million held in escrow for final stockholder expenses to settle in the future. The $28.9 million and $1.0 million have been included in the cash purchase price of $431.0 million.

The fair value of tangible and intangible assets acquired and liabilities assumed was established based upon appraisals as well as estimates of fair value utilizing projections of sales, costs and appropriate discount rates among other assumptions. The fair value of inventory was valued based on the estimated selling prices of INOMAX therapy less direct costs to sell and distribute the inventory and a reasonable profit margin on those costs. The fair value of the core developed technology was based on the discounted cash flow method. The IPR&D was based on estimates of discounted future cash flows associated with various projects less estimated costs to develop the technologies. Acquired trademarks and trade names were valued using the relief from royalty method. The purchase price has been allocated, and pushed down to Ikaria, as follows (in thousands):

Assets acquired:
Cash	$134,368
Inventory	334,899
Goodwill	457,872
Intangible assets	1,027,000
Other assets, current and non-current	143,352

Total assets acquired	$2,097,491
Liabilities assumed:
Other liabilities, current and non-current	$48,513
Seller expenses	22,138
Deferred tax liabilities, net	342,463
Liabilities settled at closing	73,204
Financing agreement	3,479
Debt extinguished at closing	995,968

Total liabilities assumed	$1,485,765

Net assets acquired	$611,726

Consideration paid
Cash consideration	$431,038
Equity instruments issued (by Holdings I)	180,688

Total consideration	$611,726

Total intangible assets are $1,027.0 million of which $756.0 million is comprised of Core developed technology for the marketed product INOMAX, which includes the drug INOMAX and drug delivery system. The fair value of inventories acquired included a step-up in the value of inventories of $326.4 million, of which $287.7 million was expensed as cost of sales during the period February 12, 2014 through December 31, 2014 (Successor) and the remaining $38.7 million is expected to be expensed in cost of sales during the first quarter of 2015. The fair value of property, plant and equipment acquired included a step-up in the value of $9.2 million; depreciation will be recognized using a straight-line method over the estimated remaining useful lives. The debt extinguished at closing was adjusted to fair value in purchase accounting by $25.3 million for a prepayment penalty and the remaining original issue discount and generated a deferred tax asset of $17.9 million. In addition, a deferred tax asset of $15.7 million was established in purchase accounting for the tax attributes related to stock-based compensation excess tax benefits generated in the Predecessor Period that could not be recorded due to the loss in that period. Long-term deferred tax liabilities resulted from the difference between the book basis (fair value) and tax basis (existing basis) of identifiable intangible assets, fixed

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

assets and inventory. The deferred taxes were calculated as the product of the excess book basis over the tax basis and the statutory tax rate for the jurisdiction in which the deferred taxes exist. The goodwill of $458 million arising from the Merger relates to intangible assets that do not qualify for separate recognition, including Ikaria’s work force. Goodwill and the step-ups in fair value of amortizable and indefinite-live intangible assets, property plant and equipment and inventory arising from the Merger are not tax deductible, since for tax purposes, the assets have carryover basis.

(6)	Inventory

Inventories consist of the following (in thousands):

	Successor	Predecessor
	December 31, 2014	December 31, 2013
Replacement parts and raw materials	$8,012	$3,941
Work in process	16,767	1,416
Finished goods	26,786	2,592

	$51,565	$7,949

For inventories acquired at the time of the Merger, $38.7 million of step-up in value remains at December 31, 2014, which is expected to be expensed in cost of sales during the first quarter of 2015.

(7)	Property, Plant and Equipment

Property, plant and equipment and accumulated depreciation consist of the following (in thousands):

	Successor	Predecessor
	December 31, 2014	December 31, 2013
Land and improvements	$2,349	$839
Building and improvements	11,471	13,214
Machinery, equipment and furniture	59,830	109,769
Construction in progress	2,709	3,307

	76,359	127,129
Less accumulated depreciation	(12,290)	(64,783)

	$64,069	$62,346

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8)	Intangible Assets

The Company’s intangible assets are summarized below (dollars in thousands):

Successor:

December 31, 2014	Useful life (in years)	Carrying Amount	Accumulated Amortization	Carrying Amount
Nonamortizable intangibles:
Trademarks and trade names	Indefinite	$57,000	$—	$57,000
Goodwill	Indefinite	457,872	—	457,872
In-process research and development:
INOmax—Next Generation Device	Indefinite	50,000	—	50,000
Japan Cardiovascular	Indefinite	7,000	—	7,000
Amortizable intangibles:
Core developed technology	15.4	756,000	(43,368)	712,632
Customer relationships—US	15.4	113,600	(6,517)	107,083
Customer relationships—Non-US	5.0	5,400	(953)	4,447
International distributor relationships	5.0	38,000	(6,706)	31,294

Total		$1,484,872	$(57,544)	$1,427,328

Amortization expense was $57.5 million for the period February 12, 2014 through December 31, 2014.

Predecessor:

December 31, 2013	Useful life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Nonamortizable intangibles:
Trademarks and trade names	Indefinite	$41,288	$—	$41,288
Amortizable intangibles:
Core developed technology	6.25	170,226	(170,226)	—
License agreement	10.00	500	(275)	225

Total		$212,014	$(170,501)	$41,513

Amortization expense was not material for the period January 1, 2014 through February 11, 2014 and $13.5 million for the year ended December 31, 2013.

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Successor:

The estimated future amortization expense for intangible assets for the next five years and thereafter is as follows (in thousands):

Year ending December 31,	Estimated Amortization Expense
2015	$65,228
2016	65,228
2017	65,228
2018	65,228
2019	57,564
Thereafter	536,980

(9)	Other Current Liabilities

Other current liabilities consist of the following (in thousands):

	Successor	Predecessor
	December 31, 2014	December 31, 2013
Employee compensation and benefits	$16,765	$22,049
Goods and services taxes payable	10,151	8,917
Accrued interest expense	9,837	221
Research and development	3,514	10,796
Special dividend bonus payable	—	10,060
Customer advances	1,470	1,909
Other accrued liabilities	930	963

Total	$42,667	$54,915

In December 2014, a charge of $2.0 million was recorded for accrued severance which is expected to be paid in the first few months of 2015.

In 2013, the Company identified a tax jurisdiction in which it failed to bill, collect and remit goods and services taxes from its customers. The Company is in the late stages of rectifying the situation, intends to bill its customers the goods and services tax and has paid certain amounts on behalf of its customers. The Company recorded an unbilled net receivable in 2013 for the years 2009 through 2013. The balance of the unbilled receivable is $9.0 million and $7.5 million at December 31, 2014 and December 31, 2013, respectively. An estimated allowance for doubtful accounts of $0.5 million and $0.4 million was recorded by the Company on the unbilled net receivable and included within the allowance for doubtful accounts at December 31, 2014 and 2013. As the unbilled tax was past due to governmental authorities, Ikaria recorded goods and services taxes payable liabilities in 2013, the balance of which is $10.2 million and $8.9 million at December 31, 2014 and 2013, respectively, which includes $8.7 million and $8.0 million for the goods and services taxes and related accrued interest of $1.5 million and $0.9 million, respectively. The related interest expense is recorded in other operating expense (income), net in the Consolidated Statements of Operations.

Under the Company’s license agreement with Massachusetts General Hospital, the Company is required to make royalty payments based on net sales of INOMAX in countries in which relevant

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

licensed patents remain in effect. The obligation to pay expires when the patents expire in the applicable country. In January 2013, all remaining licensed U.S. patents expired, eliminating the Company’s required royalty payments in respect of sales in the U.S. The Company continues to pay royalties on sales in one non-US jurisdiction. Royalty expense for the periods of February 12, 2014 through December 31, 2014, January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 was $0.3 million, $0.1 million and $1.9 million, respectively.

See Note 11—Dividend and Special Dividend Bonus, for a discussion of the special dividend bonus.

(10)	Debt

Successor:

February 2014 Financing Activities

In connection with the Merger, Holdings II (as initial borrower) entered into a New First Lien Term Loan facility in the aggregate principal amount of $890.0 million, a New Second Lien Term Loan facility in the aggregate principal amount of $330.0 million and a $50.0 million New Revolving Credit facility with a group of financial institutions for purposes of (i) funding a portion of the acquisition purchase price, (ii) payment of related transaction costs and expenses, (iii) repayment of the Company’s existing First Lien Term Loan, Second Lien Term Loan and Term Loan A, (iv) extinguishment of the Company’s existing Revolving Credit facility and (v) payment of related debt costs and expenses, including a prepayment premium payable in connection with the repayment of existing debt.

Net proceeds from the New First Lien Term Loan, after solely deducting a $4.4 million original issue discount, were $885.6 million. Net proceeds from the New Second Lien Term Loan, after solely deducting a $2.5 million original issue discount, were $327.5 million.

In connection with the February 2014 Financing Activities, Holdings II repaid the Company’s existing debt and extinguished the existing Revolving Credit facility and capitalized $36.0 million in deferred debt issuance costs pertaining to the acquisition of the new debt and the New Revolving Credit facility, of which $33.6 million were withheld from the proceeds and $2.4 million were paid in cash.

The New First Lien Term Loan requires quarterly principal payments of $2.2 million payable on the last day of each quarter starting September 30, 2014, with the remainder of the principal maturing on February 12, 2021. The New Revolving Credit facility matures on February 12, 2019. The New Second Lien Term Loan matures on February 12, 2022, with no interim scheduled payments until the New First Lien Term Loan is repaid. The New First Lien Term Loan and the New Second Lien Term Loan require mandatory repayments of up to 50% of excess cash flow, as defined, depending on the Company’s net leverage ratio. Borrowings under the New Revolving Credit facility may not exceed $50.0 million and require a commitment fee of 0.50% per year. During 2014, no amounts were borrowed under the New Revolving Credit facility. In 2014, the Company prepaid $50.0 million on the New First Lien Term Loan.

The New First Lien Term Loan bears interest at an Adjusted London Interbank Offered Rate, or Adjusted LIBOR, equal to the London Interbank Offered Rate plus an applicable margin ranging from 3.75% to 4.0%, with an Adjusted LIBOR floor of 1.0%. As of December 31, 2014, the total interest rate on the New First Lien Term Loan was 5.0%. The New Second Lien Term Loan bears interest at an

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Adjusted LIBOR, equal to the London Interbank Offered Rate plus an applicable margin of 7.75%, with an Adjusted LIBOR floor of 1.0%. As of December 31, 2014, the total interest rate on the New Second Lien Term Loan was 8.75%. The original issue discount and the capitalized debt issuance costs are being amortized over the terms of the loans using the effective interest method. Borrowings under the New Revolving Credit facility bear interest at Adjusted LIBOR, equal to the London Interbank Offered Rate plus an applicable margin ranging from 3.125% to 3.50%.

The New First Lien Term Loan, New Second Lien Term Loan and the New Revolving Credit facility are secured by substantially all of the Company’s assets and are guaranteed by Holdings II. The terms of these loans and credit facility also contain certain restrictions and covenants relating to leverage ratios, prepayment penalties, acquisitions, investments, sale of assets, dividend payments, guarantees and hedging arrangements, mergers, and the incurrence of additional indebtedness. The Company’s long-term debt at December 31, 2014 also includes $2.6 million principal balance pertaining to a software and services financing agreement. Such agreement includes annual payments of approximately $1.0 million and, an effective interest rate of 5.05%, and matures in January 2018.

As of December 31, 2014, the aggregate principal amount of the Company’s total long-term debt, net of unamortized original issue discount, was $1,162.2 million. In addition, the Company had $1.1 million in standby letters of credit issued against the New Revolving Credit facility as of December 31, 2014.

At December 31, 2014, the required principal payments over the next five years and thereafter pertaining to the Company’s long-term debt including the software services financing agreement are estimated at (in thousands):

2015	2016	2017	2018	2019	Thereafter	Total
$9,822	$9,822	$9,690	$8,900	$8,900	$1,121,050	$1,168,184

The Company made a $60.0 million voluntary prepayment on its New First Lien Term Loan in February 2015 which has been classified as current debt.

The final maturity dates of the Company’s total long-term debt and the corresponding principal amounts at December 31, 2014 by borrowing are as follows (in thousands):

Borrowing	Maturity Date	December 31, 2014
New First Lien Term Loan	February 2021	$835,550
New Second Lien Term Loan	February 2022	330,000
Financing agreement	January 2018	2,634

Total		1,168,184
Less: Unamortized original issue discount		6,032

Total, net of discount		$1,162,152

Predecessor:

July 2013 Financing Activities

On July 3, 2013, the Company amended various provisions of its existing credit agreement with a group of financial institutions, the Amended and Restated Credit Agreement, and also obtained a First

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Lien Term Loan thereunder in the aggregate principal amount of $525.0 million. Concurrently, the Company obtained a Second Lien Term Loan under a separate credit agreement in the aggregate principal amount of $325.0 million. The Company utilized the net proceeds received from the First Lien Term Loan and the Second Lien Term Loan, together with cash on hand, to (i) repay its existing Term Loan B, (ii) pay a cash dividend of $444.3 million, or $4.72 per share, and pay a special dividend bonus, (iii) earmark $180 million to be used for the purpose of making investments in the R&D Business in accordance with the provisions stipulated in the Amended and Restated Credit Agreement, provided that any amounts not so used may be used for other purposes permitted under the Amended and Restated Credit Agreement, and (iv) pay related fees and expenses, including any prepayment premiums payable in connection with the existing Term Loan B refinancing. Net proceeds from the First Lien Term Loan, after deducting a $7.9 million original issue discount, were $517.1 million. Net proceeds from the Second Lien Term Loan, after deducting a $4.9 million original issue discount, were $320.1 million. The principal, interest rate, maturity and repayment terms of the Company’s existing Term Loan A and Revolving Credit Facility did not change, although the language of the Term Loan A and Revolving Credit Facility was modified to allow for the additional debt.

Related to the amendment of its existing credit agreement, the modification and extinguishment of the existing Term Loan B, and borrowings under the new First Lien Term Loan and the new Second Lien Term Loan, the Company expensed $4.1 million of costs as a loss on extinguishment and modification of debt and capitalized $18.4 million for the modification of debt and the acquisition of new debt.

The Term Loan A required quarterly principal payments of $7.1 million payable through March 31, 2016 with the remainder of the principal maturing on June 22, 2016. The Revolving Credit Facility was also set to mature on June 22, 2016. The First Lien Term Loan required quarterly principal payments of $6.6 million for the first three years starting September 2013 and quarterly payments of $13.1 million for the remaining two years with the remainder of the principal maturing on July 3, 2018. The Second Lien Term Loan was set to mature on July 3, 2019, with no interim scheduled payments. The Term Loan A and the First Lien Term Loan required mandatory repayments of up to 75% of excess cash flow, as defined, depending on the Company’s net leverage ratio. Borrowing under the Revolving Credit Facility could not exceed $40.0 million and required a commitment fee of 0.50% per year. During 2013 through February 11, 2014, no amounts were borrowed under the Revolving Credit Facility.

The Term Loan A bore interest at the London Interbank Offered Rate, or LIBOR, plus an applicable margin ranging from 3.5% to 4.5%. As of December 31, 2013, the interest rate on the Term Loan A was 4.67%. The new First Lien Term Loan bore interest at Adjusted LIBOR, plus an applicable margin of 6.0%, with an Adjusted LIBOR floor of 1.25%. As of December 31, 2013, the interest rate on the First Lien Term Loan was 7.25%. The Second Lien Term Loan bore interest at Adjusted LIBOR, plus an applicable margin of 9.75%, with an Adjusted LIBOR floor of 1.25%. As of December 31, 2013, the interest rate on the Second Lien Term Loan was 11.00%. The original issue discount and the capitalized debt issuance costs were being amortized over the terms of the loans using the effective interest method. Borrowings under the Revolving Credit Facility bore interest at Adjusted LIBOR, plus an applicable margin ranging from 3.00% to 4.00%.

The Term Loan A, First Lien Term Loan, Second Lien Term Loan and the Revolving Credit Facility were secured by substantially all of the Company’s assets. The credit agreements also contained certain restrictions and covenants relating to annual research and development expenditure limits exclusive of the R&D Business funding, leverage ratios, prepayment penalties, acquisitions, investments, sales of assets, dividend payments, guarantees and hedging arrangements, mergers, and the incurrence of additional indebtedness. The R&D Business was not subject to the affirmative or

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

negative covenants of the agreements, but spending was limited to $180.0 million. Company long-term debt at December 31, 2013 also included $3.5 million principal balance pertaining to a software and services financing agreement. Such agreement includes annual payments of approximately $1.0 million and, an effective interest rate of 5.05%, and matures in January 2018.

(11)	Dividend and Special Dividend Bonus

Predecessor:

In 2013, the Company’s Board of Directors declared $444 million cash dividends on outstanding preferred and common stock of $417.2 million and $27.0 million, respectively, or $4.72 dividends per share. The cash dividends were charged against available paid-in capital on the declaration date, with the remainder charged to accumulated deficit.

Under the special dividend bonus plan adopted in October 2011, each employee or board member who held equity awards was eligible to receive a cash payment equal to the amount of the cash dividend per share multiplied by the number of equity awards outstanding. Amounts were generally payable twice a year when equity awards vested. As a result of the cash dividends declared during 2013 the Company was committed to make special dividend bonus payments of up to $54.5 million. During 2013, the Company paid $37.8 million to employees and board members as a result of the 2014 special dividend bonus as well as prior years’ special dividend bonuses. Based on contractual payment dates, the total liability at December 31, 2013 for the special dividend bonus payments was $37.3 million, with $10.1 million reflected in current liabilities and $27.2 million reflected in other liabilities. For the period January 1, 2014 through February 11, 2014, the Company made cash payments of $2.6 million and reversed $0.4 million due to terminations. As of February 12, 2014, the total liability was $34.7 million. In connection with the Merger, all amounts accrued under the special dividend plan became vested and were assumed and settled in cash totaling $34.7 million.

(12)	Financial Instruments

Interest Rate Derivatives

The Company is subject to the risk of fluctuating interest rates in the normal course of business. The Company has managed interest rate risks through the use of derivative financial instruments.

In connection with the Amended and Restated Credit Agreement entered into on July 3, 2013, the Company was required to enter into, and for a minimum of two years thereafter maintain, hedging agreements that result in at least 50% of the aggregate principal amount of the outstanding term loans (i.e., Term Loan A, First Lien Term Loan and Second Lien Term Loan) being effectively subject to a fixed or maximum interest rate that is reasonably acceptable to the administrative agent of the Amended and Restated Credit Agreement. On October 30, 2013, the Company entered into two interest rate cap agreements with an aggregate notional amount of $500.0 million for a period of approximately two years from October 30, 2013 through November 9, 2015 for approximately $0.3 million. The interest rate caps would pay incremental interest on the notional amount if LIBOR exceeded 5.0%. The interest rate cap agreements were not designated as hedges for accounting purposes. The fair values of the outstanding interest rate cap agreements at December 31, 2014 and 2013 were not significant. For the periods February 12, 2014 through December 31, 2014 (Successor) and January 1, 2014 through February 11, 2014 the amount recorded in interest expense related to the interest rate caps was not material. For the year ended December 31, 2013 (Predecessor), the Company recorded $0.3 million in interest expense related to the interest rate caps.

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In 2012, the Company entered into an interest rate cap agreement for a notional amount of $125.0 million from September 28, 2012 through September 30, 2013. The interest rate cap paid incremental interest on the notional amount if LIBOR exceeded 5.0%. The interest rate cap agreements were not designated as hedges for accounting purposes.

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction. To increase consistency and comparability in fair value measurements, the ASC established a three-level hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels are:

•	Level 1—Values are unadjusted quoted prices for identical assets and liabilities in active markets.

•	Level 2—Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument.

•	Level 3—Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement.

The interest rate caps are Level 2 valuations, which are measured at fair value using standard industry models that consider observable interest rates, forward yield curves at commonly quoted intervals and volatility from various market sources. The Company considers the impact of its own and the counterparties’ credit risk on the fair value of contracts. Where independent pricing services provide fair values, the Company has validated the inputs to market data from observable and corroborated sources. The fair values of the Term Loans are classified as Level 2 and are based on market rates available on debt with similar terms and remaining maturities.

The following table summarizes the fair value of debt, which is carried at historical cost, at December 31, 2014 and 2013 (in thousands):

Successor:

	Carrying Value	Fair Value Measurements Using
		Level 1	Level 2	Level 3
Financial Liabilities Carried at Historical Cost at December 31, 2014:
Long-term debt, net of original issue discount	$1,162,152	$—	$1,160,060	$—

Predecessor:

	Carrying Value	Fair Value Measurements Using
		Level 1	Level 2	Level 3
Financial Liabilities Carried at Historical Cost at December 31, 2013:
Long-term debt, net of original issue discount	$973,790	$—	$991,528	$—

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

There were no transfers among Levels 1, 2 and 3 during the periods February 12, 2014 through December 31, 2014 (Successor) and January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 (Predecessor).

Credit Risk

Credit risk represents the loss that would be recognized if counterparties failed to completely perform as contracted. The financial instruments that subject the Company to credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with major banks, the majority of which is in money market deposit accounts. In addition, a portion of the Company’s cash is maintained in operating accounts with major banks. Hospitals account for a substantial portion of accounts receivable and collateral is not required. The risk associated with this concentration is mitigated by the Company’s ongoing credit review procedures. See Note 19—Related-Party Transactions, for information on related-party receivables.

(13)	Income Taxes

Income (loss) before income taxes and the related tax expense (benefit) are as follows (in thousands):

	Successor	Predecessor	Predecessor
	February 12, 2014 Through December 31, 2014	January 1, 2014 Through February 11, 2014	Year Ended December 31, 2013
Income (loss) before income taxes:
Domestic	$(212,570)	$(53,580)	$39,971
Foreign	1,184	93	554

Total (loss) income before income taxes	$(211,386)	$(53,487)	$40,525

Current taxes:
Federal	$961	$(2,289)	$4,630
State	1,228	1,664	12,179
Foreign	776	248	866

Total current tax expense (benefit)	2,965	(377)	17,675
Deferred taxes:
Federal	(75,374)	(16,073)	(3,204)
State	(7,624)	(3,541)	2,757
Foreign	208	(50)	(220)

Total deferred tax (benefit) expense	(82,790)	(19,664)	(667)

Total income tax (benefit) expense	$(79,825)	$(20,041)	$17,008

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the periods February 12, 2014 through December 31, 2014 and January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 is as follows:

	Successor	Predecessor	Predecessor
	February 12, 2014 Through December 31, 2014	January 1, 2014 Through February 11, 2014	Year Ended December 31, 2013
U.S. federal statutory rate	35.0%	35.0%	35.0%
State and local taxes, net of federal tax effect	3.2	2.8	23.5
Research tax credits	0.5	5.4	(17.4)
License payments	—	—	(5.7)
Foreign tax rate differential	(0.2)	(0.1)	(0.2)
Incentive stock options	—	1.5	1.4
Transaction costs	—	(5.1)	4.6
U.S. manufacturing activities deduction	—	0.1	(2.8)
State tax rate changes on deferred balances	—	(1.3)	0.4
Other	(0.7)	(0.8)	3.2

	37.8%	37.5%	42.0%

In the 2014 Successor Period, the Company’s effective tax rate was impacted by state income taxes and other non-deductible items such as lobbying expenses, meals and entertainment offset by the benefit from the orphan drug and research and development tax credits, the latter credit was extended in December 2014 retroactively to the beginning of the year and thus is recognized in the Successor Period. In the 2014 Predecessor Period, the Company’s effective tax rate was impacted by state income taxes, non-deductible transaction costs and stock compensation expense, offset in part by the net benefits from the orphan drug credits. The Company does not expect to generate a significant amount of research and development tax credits after 2014 because most of the R&D assets were transferred in the Spin-Off in February 2014. In 2013, the Company’s effective tax rate was impacted by certain state income tax effects related to the 2013 cash dividend paid, non-deductible transaction costs and stock-based compensation expense for incentive stock options, offset in part by the net benefits from the orphan drug and research and development tax credits, the domestic production activities deduction and the termination of a license agreement. Orphan drug and research and development tax credits of $1.0 million, $1.9 million and $7.3 million were generated for the periods February 12, 2014 through December 31, 2014 (Successor), January 1, 2014 through February 11, 2014 and for the year ended December 31, 2013 (Predecessor), respectively, offset by the requirement to permanently add back certain expenses included in the calculation of the credit, which on a net basis positively impacts the effective tax rate for each year. Deductions generated by U.S. manufacturing activities were $0.1 million and $4.3 million for the period ended February 12, 2014 through December 31, 2014 (Successor) and for the year ended December 31, 2013 (Predecessor), respectively, which positively impacted the effective tax rate for each year. Annual studies are performed that support the availability of the orphan drug and research and development tax credits as well as the U.S. manufacturing activities deduction.

Deferred taxes reflect the tax effects of the differences between the amounts recorded as assets and liabilities for financial reporting purposes and the comparable amounts recorded for income tax

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

purposes. Significant components of the deferred tax assets (liabilities) at December 31, 2014 and 2013 are as follows (in thousands):

	Successor		Predecessor
	December 31, 2014		December 31, 2013
	Assets	Liabilities	Assets	Liabilities
Net operating loss carryforwards	$11,728	$—	$296	$—
Tax credit carryforwards	21,455	—	13,772	—
Inventories	—	(12,829)	1,473	—
Allowance for doubtful accounts	234	—	190	—
Fixed assets	—	(16,501)	—	(14,997)
Intangible assets	78,201	(354,178)	102,726	(7,522)
Accrued expenses	301	—	2,765	—
Stock-based compensation and LTIP	1,457	—	12,900	—
Currency translation adjustment	127	—	162	—
Other	3,108	(792)	1,354	(1,951)

Subtotal	116,611	(384,300)	135,638	(24,470)
Valuation allowance	(156)	—	(262)	—

Total deferred tax assets (liabilities)	$116,455	$(384,300)	$135,376	$(24,470)

Net deferred tax (liabilities) assets	$(267,845)		$110,906

At December 31, 2014 and 2013, deferred tax assets (liabilities) were classified on the Company’s consolidated balance sheets as follows (in thousands):

	Successor	Predecessor
	December 31, 2014	December 31, 2013
Current:
Current deferred tax assets	$26,067	$11,625
Current deferred tax liabilities	(15,120)	(579)

Net current deferred tax assets	10,947	11,046
Non-current:
Non-current deferred tax assets	14,134	124,232
Non-current deferred tax liabilities	(292,926)	(24,372)

Net non-current deferred tax (liabilities) assets	(278,792)	99,860

Net deferred tax (liabilities) assets	$(267,845)	$110,906

At December 31, 2014, the Company had $29.8 million federal net operating loss carryforwards. At December 31, 2014, the Company had foreign net operating loss carryforwards in the amount of approximately $0.5 million which begin to expire in the year 2018. At December 31, 2014, the Company had total tax credit carryovers of approximately $21.5 million consisting primarily of federal research tax credit carryforwards of approximately $20.0 million which begin to expire in 2032 and $1.5 million of alternative minimum tax credit carryforwards which have no expiration date.

Utilization of the Company’s net operating loss, research tax credit and alternative minimum tax credit carryforwards are subject to an annual limitation due to ownership changes that occurred as a result of the Merger. In accordance with Section 382 of the Internal Revenue Code of 1986, ownership changes may limit the amount of carryforwards of tax attributes that can be utilized annually to offset

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

future taxable income and taxes. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders in excess of 50 percent over a three year period. However, such limitation is not expected to result in expiration or loss of the Company’s net operating loss and credit carryforwards.

Prepaid federal and state income taxes of $3.1 million and $1.1 million at December 31, 2014 and 2013, respectively, and federal and state income tax refunds receivable of $11.7 million and $6.4 million at December 31, 2014 and 2013 respectively, were included in income tax receivable on the consolidated balance sheets.

The Company assesses the realizability of the deferred tax assets at each balance sheet date based on actual and forecasted operating results in order to determine the proper amount, if any, required for a valuation allowance. As a result of this assessment, the Company has determined that it may not generate enough passive foreign source income to fully utilize its passive foreign tax credits carryforward and therefore the Company maintains a valuation allowance against its passive foreign tax credits of approximately $0.2 million as of December 31, 2014. The Company believes that it is more likely than not, given the weight of available evidence, that all other deferred tax assets will be realized. The Company will continue to assess the realizability of the deferred tax assets at each balance sheet date in order to determine the proper amount, if any, required for a valuation allowance.

No provision is made for foreign withholding or additional foreign income taxes associated with hypothetical repatriation of the cumulative undistributed earnings of two foreign subsidiaries. The Company recognizes U.S. and foreign income taxes for the foreign entities considered disregarded entities for U.S. federal income tax purposes. The cumulative undistributed earnings, if any, are expected to be reinvested in working capital and other business needs indefinitely. The earnings would be taxable upon repatriation in the form of dividends or otherwise. A determination of the amount of the unrecognized deferred tax liability with respect to such earnings is not practicable.

As of December 31, 2014 and 2013, the Company had unrecognized tax benefits of $1.5 million and $1.4 million, respectively, which, if recognized, would be reflected as an income tax benefit. For the periods February 12, 2014 through December 31, 2014 (Successor) and January 1, 2014 through February 11, 2014 (Predecessor), the Company recorded a gross unrecognized tax benefit primarily relating to research credits. The amounts were immaterial for the periods. The Company anticipates that it is reasonably possible that approximately $0.9 million of unrecognized tax benefits may be recognized within the next 12 month period as a result of the lapse of the statute of limitations in certain tax jurisdictions and the anticipated settlement of an IRS audit. In October 2013 the Company was notified by the IRS that an examination of its U.S. federal income tax return for the year ended December 31, 2011 was being initiated. In February 2014, the IRS examination was extended to include the Company’s U.S. federal income tax return for the year ended December 31, 2012.

The Company files income tax returns in U.S. federal, state and certain international jurisdictions. For federal and certain state income tax purposes, the Company’s 2010 through 2014 tax years remain open for examination by the tax authorities under the normal statute of limitations. For certain international income tax purposes, the Company’s 2011 through 2014 tax years remain open for examination by the tax authorities under the normal statute of limitations.

The Health Care and Education Reconciliation Act of 2010 imposed a new excise tax on the sale of taxable medical devices by a manufacturer or importer. The amount of excise tax is 2.3% of the sale price of the medical device. The excise tax applies to sales after December 31, 2012. The impact of the medical device tax on the Company’s 2013 and 2014 consolidated financial statements was not material.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14)	Capitalization

Successor:

One thousand shares of voting common stock, par value of $0.01 per share, were issued to Holdings II at the time of the Merger.

Predecessor:

Redeemable Preferred Stock

A summary of the preferred stock at December 31, 2013 is as follows:

Redeemable, convertible preferred stock	Authorized	Issued and Outstanding	Liquidation Value	Carrying Value
Series A, stated value $1.00 per share	11,421,300	11,410,833	$11,410,833	$32,437,938
Series B, stated value $4.63 per share	76,980,900	76,980,811	$356,775,267	$356,776,663
Series C-1A special voting	100	100	$33	$94
Series C-1B special voting	100	100	$33	$94
Series C-1C special voting	100	100	$33	$94
Series C-2 special voting	300	300	$100	$282
Series C-3 special voting	300	300	$100	$282
Series C-4 special voting	300	300	$100	$282

In connection with the Merger, each outstanding share of Series A, Series B and Series C preferred stock was settled, see Note 4—Bellerophon Spin-Out and Merger.

The following are the amended rights, preferences and restrictions of series A, series B and series C preferred stock as of December 31, 2013:

Conversion—The series A and series B preferred stock were convertible into a number of shares of voting common stock based on a conversion ratio, subject to certain anti-dilution adjustments, at any time at the option of the holders. In the event of an initial public offering, the shares of series A and series B preferred stock would automatically convert into shares of voting common stock if holders of at least 75% of the outstanding series B preferred stock vote in favor of conversion. The conversion ratios of the series A and series B preferred stock were one-to-one and were subject to change based on items such as stock dividends, stock splits and issuances of additional securities at less than the stated values. Each share of series C special voting preferred stock was convertible at the option of the holder into 0.3333 shares of voting common stock. Each series C share was automatically convertible upon certain events including (i) the sale or transfer of series C preferred shares to a non-affiliate with certain exceptions including the transfer of a minimum number of common shares or (ii) when the applicable class of series C preferred stock no longer has the right to elect directors pursuant to the certificate of incorporation including failure to own a defined minimum number of common shares.

Dividends—In the event the board of directors declared any dividends for the common stock, the holders of series A and series B preferred stock were entitled to share in such dividends with the common stockholders based on their equivalent common shares. The holders of series C preferred stock were not entitled to dividends.

Liquidation Rights—In the event of any voluntary or involuntary liquidation of the Company, the holders of preferred stock would be entitled to receive, prior and in preference to any payments to

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

holders of common stock, cash equal to their respective liquidation preferences. Distributions to the preferred stockholders upon liquidation would be made in the following order: (1) Liquidation value of series B preferred stock, (2) Liquidation value of series A preferred stock, and (3) Liquidation value of series C preferred stock. The holders of series A and series B preferred stock were entitled to receive the greater of (i) the stated value per share (series A preferred stock stated value is $1.00 and series B preferred stock stated value is $4.63) plus any declared and unpaid dividends or (ii) the amount that would be payable upon liquidation if the preferred stock outstanding were converted into voting common stock. The holders of series C preferred stock were entitled to $0.3333 per share upon liquidation.

Redemption—In the event of any liquidation or dissolution of the Company, including a sale of substantially all of the assets, or a merger with another entity in which the beneficial owners of the Company’s outstanding stock own less than 50% of the surviving entity, the preferred stockholders were entitled to receive their respective liquidation preferences described above. The preferred stockholders, who held the majority of the voting shares and controlled a majority of the board of directors’ seats, had the ability to initiate a merger or deemed liquidation event. Because these events could have triggered redemption and were not solely within the control of the Company, the preferred shares were classified as redeemable preferred stock outside of permanent equity as of December 31, 2013.

Voting Rights—The holders of the series A and series B preferred stock were entitled to vote with the holders of the voting common stock as if they were a single class on all matters submitted to a vote, except where a separate vote is required by law. Certain special voting rights apply to the series A and series B preferred stock. Each share of voting common stock was entitled to one vote, and each share of series A and series B preferred stock was entitled to the number of votes equal to the number of shares of voting common stock into which such shares were then convertible. The holders of each class of series C preferred stock, each voting separately as a class, were entitled to elect one individual to the board of directors for as long as they maintained a defined minimum number of outstanding common shares.

Common Stock

Voting Common Stock—The Company was authorized to issue up to 399,596,600 shares of voting common stock, $0.01 par value per share as of December 31, 2013. At December 31, 2013, there were 3,733,081 shares of voting common stock issued and outstanding. Each holder of issued and outstanding shares of voting common stock was entitled to one vote for each share on each matter submitted to a vote of stockholders, with the exception of certain amendments to the Certificate of Incorporation relating to the outstanding preferred stock and the election of certain directors. Subject to the preferential rights of the preferred stockholders, the voting common stockholders were entitled to receive ratably dividends that are declared by the board of directors.

Non-voting Common Stock—At December 31, 2013, there were 2,148,694 shares of non-voting common stock issued and outstanding. Holders of non-voting common stock were not entitled to vote. Subject to the preferential rights of the preferred stockholders, the non-voting common stockholders were entitled to receive ratably dividends that are declared by the board of directors. All shares of non-voting common stock would have automatically converted into an equal number of shares of voting common stock upon the consummation of an initial public offering by the Company, which did not occur prior to the Merger.

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Shares Reserved for Future Issuance—At December 31, 2013, the Company had reserved shares of voting common stock for future issuance for the following purposes:

Conversion of series A preferred stock into voting common stock	11,410,833
Conversion of series B preferred stock into voting common stock	76,980,811
Conversion of series C preferred stock into voting common stock	400
Exercise of stock options outstanding	7,918,730
Settlement of restricted stock units outstanding	4,725,331
Conversion of non-voting common stock into voting common stock	2,148,694

Total	103,184,799

In connection with the Merger, each outstanding share of common stock was settled. See Note 4—Bellerophon Spin-Out and Merger.

(15)	Defined Contribution Plan

The Company has a 401(k) savings plan, which is an Employee Retirement Income Security Act, or ERISA, defined contribution plan. Under the plan, which covers substantially all U.S. employees, participating employees may elect to contribute up to 60% of their annual compensation, subject to annual Internal Revenue Service dollar limits. In 2014 and 2013, the Company matched 100% of the first 6% contributed. The Company’s contribution expense for the periods February 12, 2014 through December 31, 2014 (Successor), January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 (Predecessor), was $2.0 million, $0.3 million, and $3.6 million, respectively.

(16)	Stock Plans

Successor:

Stock-Based Compensation

Effective as of the closing of the Merger, all of the prior equity plans of Ikaria ceased to be effective and all existing equity grants and awards were paid out.

In February 2014, the Board of Managers of Holdings I approved the Series D class of equity interest, Series 1, Series 2 and Series 3 Units (collectively, “Series D Units”), for issuance under the 2014 Securities Purchase Plan (the “Holdings I Equity Plan”), under which Ikaria employees, managers and advisers (“Management Investors”) may be provided the opportunity to receive grants of equity units of Holdings I. Series D Units are issued for no consideration. To date, the equity units issued by Holdings I have consisted of the following:

•	Series 1 Series D (“Incentive Units”)—are subject to vesting based on service conditions, can be repurchased by Holdings I, represent a right to a fractional portion of the profits and distributions of Holdings I in excess of a “participation threshold” that is calculated in accordance with the provisions of the Holdings I limited liability company agreement, subject to certain adjustments, in the underlying grant and employment agreements.

•

Series 2 Series D (“Special Award Units”)—are subject to vesting based on both performance and service conditions, can be repurchased by Holdings I, represent a right to a fractional portion of the profits and distributions of Holdings I in excess of a “participation threshold” that

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

is calculated in accordance with the provisions of the Holdings I limited liability company agreement, subject to certain adjustments, in the underlying grant and employment agreements.

•	Series 3 Series D (“Award Units”)—are subject to vesting based on service conditions, can be repurchased by Holdings I, represent a right to a fractional portion of the profits and distributions of Holdings I in excess of a “participation threshold” that is calculated in accordance with the provisions of the Holdings I limited liability company operating agreement, subject to certain adjustments, in the underlying grant and employment agreements.

As a holding company that operates through its subsidiaries, Holdings I is dependent on dividends, payments or other distributions from its subsidiaries to make any dividend payments to holders of the Incentive Units, Special Award Units and Award Units. As of December 31, 2014, Holdings has not paid any dividends or made any other distributions on any of the outstanding units.

During the period February 12, 2014 through December 31, 2014, the Company recognized non-cash stock-based compensation expense of $2.6 million, as allocated from Holdings I related to Ikaria employees and advisers.

Repurchase Feature

The Series D Units held by Management Investors are redeemable at Holdings I’s option upon termination of the Management Investor’s employment. The February 2014 Financing Activities contain a restricted payments covenant that allows equity unit repurchases up to $3.0 million in any year, subject to additional exceptions to the covenant.

Holdings I believes that the repurchase of these units is within its control and does not intend to repurchase any units prior to a six-month holding period as provided for in the agreements. These units are being accounted for similar to restricted stock and classified as permanent equity on the Consolidated Balance Sheets at fair value as of the grant date.

In the event that a Management Investor’s employment with the Company is terminated, Holdings I has an option, pursuant to the Holdings I Equity Plan, to repurchase its equity units held by departing Management Investors at the current fair value. Holdings I did not repurchase any equity units in 2014.

Grants of Units

Series 1 Series D Incentive Units

During 2014, Holdings I entered into agreements to grant 4,097,010 time-based Incentive Units to certain of the Management Investors. The Incentive Units vest on a daily, straight-line basis through the fifth anniversary of the grant date subject to the Management Investor’s continued employment by the Company or any of its respective subsidiaries; provided that (i) if a sale of the Company (as defined in the underlying grant agreements) occurs, all of the Incentive Units will immediately vest, (ii) if the Company completes an initial public offering or a public offering of a subsidiary (“IPO”), the Incentive Units that were scheduled to vest during the one-year period following the date of the IPO will vest at that time and the remaining unvested portion will continue to vest on a daily basis through the fourth anniversary of issuance, and (iii) upon the termination of a Management Investor’s employment with the Company or any of its respective subsidiaries for any reason (as defined in the underlying employment agreements), all unvested Incentive Units will be automatically forfeited and all vested

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Incentive Units are subject to repurchase at the option of Holdings I as discussed above. The repurchase price per vested incentive unit will be the estimated fair value (as defined in the underlying grant agreements) of such unit as of the date of the sending of written notice of the repurchase to the Management Investor; provided that if the Management Investor’s employment is terminated for cause, then each vested incentive unit will be automatically forfeited.

The grant date fair value of the Incentive Units was estimated using an option valuation model. The inputs for expected term, volatility and risk-free rate used in estimating the fair value of the Incentive Units were 6 years, 65% and 1.911%, respectively, and the model also incorporated an assumption of a 30% discount for lack of marketability. The aggregate grant date fair value of the Incentive Units was estimated to be $10.9 million. As of December 31, 2014, 647,389 Incentive Units were vested. There were no forfeitures during 2014.

Series 2 Series D Special Award Units

On February 12, 2014, Holdings I entered into agreements to grant 938,410 time-and-performance-based Special Award Units to certain of the Executive Investors. The Special Award Units vest on a daily, straight-line basis through the fifth anniversary of the grant date subject to the Executive Investor’s continued employment by the Company or any of its respective subsidiaries; provided that (i) if a sale of the Company (as defined in the underlying grant agreements) occurs, all of the Special Award Units will immediately vest, (ii) if the Company completes an IPO or a public offering of a subsidiary, the Special Award Units that were scheduled to vest during the one-year period following the date of the IPO will vest at that time and the remaining unvested portion will continue to vest on a daily basis through the fourth anniversary of issuance, and (iii) will performance vest when the Series A Unit Holders receive at least two and one half (2.5) times their investment into the Company at the close of the Merger.

If the Executive Investor ceases to be employed by the Company or any of its respective subsidiaries for any reason, all unvested Special Award Units will be automatically forfeited and all vested Special Award Units are subject to repurchase at the option of Holdings I. The repurchase price per vested incentive unit will be the estimated fair value (as defined in the underlying grant agreements) of such unit as of the date of the sending of written notice of the repurchase to the Executive Investor; provided that if the Executive Investor’s employment is terminated for cause, then each vested incentive unit will be automatically forfeited.

The grant date fair value of the Special Award Units was estimated using an option valuation model and assumed the performance target would be achieved in 5 years from date of grant. The inputs for expected term, volatility and risk-free rate used in estimating the fair value of the Special Award Units were 6 years, 65% and 1.911%, respectively, and the model also incorporated an assumption of a 30% discount for lack of marketability. The aggregate grant date fair value of the Special Award Units was estimated to be $1.9 million. There were no forfeitures during 2014.

Series 3 Series D Award Units

During November 2014, Holdings I entered into agreements to grant 215,000 time-based Award Units to certain employees. The Award Units vest on July 1, 2017 subject to continued employment by the Company or any of its respective subsidiaries; provided that (i) if a sale of the Company (as defined in the underlying award unit agreements) occurs, all of the Award Units will immediately vest and (ii) if the Company completes an IPO or a public offering of a subsidiary, the Award Units that were

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

scheduled to vest during the one-year period following the date of the IPO will vest at that time and the remaining unvested portion will not accelerate as a result of the IPO.

If the employee ceases to be employed by the Company or any of its respective subsidiaries for any reason, all unvested Award Units will be automatically forfeited and all vested Award Units are subject to repurchase at the option of the Company. The repurchase price per vested incentive unit will be the estimated fair value (as defined in the underlying grant agreements) of such unit as of the date of the sending of written notice of the repurchase to the employee; provided that if the employee’s employment is terminated for cause, then each vested incentive unit will be automatically forfeited.

The grant date fair value of the Award Units was estimated using an option valuation model and assumed the performance target would be achieved. The inputs for expected term, volatility and risk-free rate used in estimating the fair value of the Award Units were 5.5 years, 70% and 1.675%, respectively, and the model also incorporated an assumption of a 30% discount for lack of marketability. The aggregate grant date fair value of the Award Units was estimated to be $752 thousand. There were no forfeitures during 2014.

Predecessor:

The Company maintained the 2007 Stock Option Plan and the 2010 Long Term Incentive Plan, which effective as of the closing of the Merger, ceased to be effective and all existing equity grants and awards were paid out. The following table contains information about these plans:

	December 31, 2013
Plan	Awards Authorized for Issuance	Awards Issued	Awards Available for Grant
2007 Stock Option Plan	11,058,834	6,067,218	4,991,616
2010 Long Term Incentive Plan	11,265,416	8,053,581	3,211,835

	22,324,250	14,120,799	8,203,451

In connection with the Spin-Out and Merger, each award issued was modified to become fully vested and bifurcated into an award to acquire shares of Ikaria non-voting common stock and an award to acquire non-voting limited liability company equity interests of Bellerophon, or a Bellerophon Option. See Note 4—Bellerophon Spin-Out and Merger.

In determining the exercise prices for stock options granted and the fair value of RSUs granted, the Company’s board of directors considered the fair value of the common stock as of the date of grant. The fair value of the common stock was determined by the board of directors after considering a broad range of factors, including, but not limited to, the rights, preferences and privileges of the redeemable convertible preferred stock relative to those of the Company’s common stock, the Company’s operating and financial performance, the introduction of new products, the stage of development of the Company’s product candidates and the likelihood of regulatory approval, the Company’s revenue growth, the lack of an active public market for the Company’s stock, industry information such as market growth and volume, the performance of similarly situated companies in the Company’s industry, the execution of strategic and development agreements, and the likelihood of achieving a liquidity event, such as an initial public offering, given prevailing market conditions and the nature and history of the Company’s business.

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock Options

Stock options were generally granted with an exercise price equal to the estimated fair value of a share of non-voting common stock on the date of the grant. Stock options had a contractual life of 10 years and a vesting term of generally four years. The Company issued previously unissued non-voting common stock for the exercise of stock options. Compensation expense for stock options granted to employees and directors was based on the estimated grant date fair value of options recognized over the requisite service period on a straight-line expense attribution method. At February 11, 2014 there were 7,760,230 stock options outstanding, which were settled on February 12, 2014. During the period January 1, 2014 through February 11, 2014, 158,500 stock options were cancelled and no stock options were granted, exercised or expired.

In July 2013, the Company settled 1.3 million fully vested options and modified 1.5 million options with a former member of the board of directors. In conjunction with the option settlement agreement, the Company recognized $1.5 million of stock-based compensation expense in selling, general and administrative expense and a $3.0 million charge to additional paid in capital, net of $0.5 million in tax benefits. The Company also paid $4.4 million in cash in connection with the option settlement. In conjunction with the option modification, the Company recognized $1.5 million of stock based compensation expense in selling, general and administrative expense.

Valuation Assumptions for Stock Options

During 2013, the weighted average grant date fair value of stock options granted to employees and directors was $1.95 and the weighted average assumptions used to estimate the grant date fair value of the options using the Black-Scholes-Merton option pricing model were risk-free rate, expected volatility, expected term and dividend yield were 0.90%, 46.5%, 5.00 years and 0%, respectively. There were no grants during the period January 1, 2014 through February 11, 2014.

As the Company was not publicly traded and has had limited operating history, the expected volatility was based on the median historic volatility for publicly traded industry peers. In addition, the Company had minimal historical information to develop expectations about future exercise patterns for its stock option grants. As a result, the expected term was based on an average of the expected term of options granted by the Company’s publicly traded industry peers. The risk-free interest rate was based on the implied yield on U.S. Treasury zero coupon bonds for periods commensurate with the expected term of the options. The dividend yield on the Company’s common stock was zero which is consistent with offering dividend equivalent rights for vested options and RSUs. Prior to the dividend equivalent rights program, the Company did not intend to pay dividends at the time of grant or during the expected term of its stock options.

Restricted Stock Units

The Company historically granted RSUs to employees that generally vested over a four-year period. RSUs granted prior to 2011 vested 25% annually. RSUs granted subsequent to 2010 vested 25% on the second and third anniversary of the vesting commencement date and 50% on the fourth anniversary of the vesting commencement date. Shares of Company non-voting common stock would be delivered to the employee upon vesting, subject to payment of applicable minimum withholding taxes, which may have been paid in cash or an equivalent amount of shares withheld. Compensation expense for all RSUs was based on the grant date fair value of the RSU issued, which was based on the estimated fair value of non-voting common stock. The Company recognized compensation expense for RSUs on a straight-line basis over the requisite service period. At February 11, 2014 there

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

were 4,672,001 RSUs outstanding, which were settled on February 12, 2014. During the period January 1, 2014 through February 11, 2014, 53,330 RSUs were forfeited and none were granted or expired.

Special Dividend Plan

In October 2011, the Company approved dividend equivalent rights for options, RSUs and other equity awards granted under its equity award plans. In the event that the board declared a dividend, each employee who held equity awards was eligible to receive a cash payment equal to the amount of the dividend per share multiplied by the number of equity awards outstanding. The payment would be payable as of the declaration date for vested options. For unvested options and unvested RSUs, payment would be due upon vesting. The plan also provided for a similar cash payment for all employee owners of common stock. See Note 11—Dividend and Special Dividend Bonus for additional information on this plan.

Stock-Based Compensation Expense, Net of Estimated Forfeitures

During the period January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 (Predecessor), the Company recognized compensation expense for stock options and RSUs granted to employees and directors, including the expense related to acceleration of outstanding awards as a result of the Merger, as follows (in thousands):

	January 1, 2014 through February 11, 2014	2013
Stock options	$4,773	$5,893
Restricted stock units redeemable in stock	12,324	8,007

Total expense	17,097	13,900
Tax benefit	(6,411)	(2,900)

Expense, net of tax benefit	$10,686	$11,000

The following table summarizes stock-based compensation expense by consolidated statement of operations line item (in thousands):

	January 1, 2014 through February 11, 2014	2013
Selling, general and administrative	$12,341	$10,966
Research and development	3,957	2,240
Cost of sales	799	694

Total expense	$17,097	$13,900

Long Term Incentive Plan

In August 2012, under the Long-Term Incentive Plan, or LTIP, the Company granted cash settled awards to its employees. The awards vested over four years, 25% on the second and third anniversary of the grant and 50% on the fourth anniversary of the grant, and were expensed over the requisite

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

service period on a straight-line expense attribution method. The award value was tied to the Company’s stock price and was adjusted at each reporting period to estimated fair value. In December 2013 in consideration of cash dividends paid since the award date, the 2012 LTIP award was modified to include a fixed $6.60 cash value in addition to the variable portion of the award which was based on stock price. The modification increased total fair value of the LTIP award by $4.1 million. At December 2013, the estimated aggregate fair value of the 201 LTIP was $7.8 million. Of the $2.7 million of expense recognized at December 31, 2013, $2.0 million was recorded in current liabilities and $0.7 million was recorded in other liabilities. Unrecognized compensation related to the 2012 LTIP units was approximately $5.1 million as of December 31, 2013.

In December 2013 under the LTIP, the Company granted cash awards to employees that would vest over four years, 25% on the second and third anniversary of the vesting commencement date and 50% on the fourth anniversary of vesting commencement date. At December 2013, the aggregate fair value of the 2013 LTIP award was $3.4 million. Unrecognized compensation cost related to the 2013 LTIP award was also $3.4 million as of December 31, 2013.

In connection with the Merger, all LTIP awards outstanding became vested and were settled in cash for $11.1 million.

(17)	Product Acquisitions and Other Agreements

The Company may review potential acquisition of technologies, products and businesses complementary to its business. The Company will also consider entering into agreements to develop and commercialize drug candidates, which may include research and development, marketing and selling, manufacturing, and distribution. These agreements often require milestone and royalty or profit share payments, contingent upon the occurrence of certain future events linked to the success of the asset in development, as well as expense reimbursements. Revenues from these agreements are recorded in other revenue. Costs incurred pursuant to these agreements are reported in their respective expense line item in the consolidated statements of operations.

Lee’s Pharmaceutical Limited

On November 19, 2014, the Company entered into a 15 year agreement with Lee’s Pharmaceutical Limited, or Lee’s Pharma, whereby the Company would manufacture and make available to hospitals pharmaceutical INOMAX (nitric oxide for inhalation) and related devices as a proprietary pharmaceutical therapy (collectively INOMAX Total Care). In return, Lee’s Pharma will import into Hong Kong, sell and distribute INOMAX in Hong Kong, Mainland China and nearby territories. Lee’s Pharma will be the marketing authorization holder and provider of promotion, sales-related services, and will be responsible for attaining pharmaceutical approvals for these territories. As part of this agreement, an upfront payment of $0.4 million was received from Lee’s Pharma related to Ikaria providing access to information about INOMAX to obtain pharmaceutical approvals in the territories. The Company is amortizing the $0.4 million payment into other revenue over a period of four years, which is the period expected to be needed for Lee’s Pharma to obtain pharmaceutical approvals in the territories. In addition, additional milestone and royalty payments are required to be paid to Ikaria should Lee’s Pharma obtain approval for commercialization.

Synex Consulting Limited

On October 15, 2014, the Company entered into an agreement with Synex Consulting Limited, or Synex, to which Synex will obtain the exclusive right to market and sell the INOMAX (nitric oxide for

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

inhalation) and related devices as a proprietary pharmaceutical therapy (collectively INOMAX Total Care) in the Republic of South Korea. As part of this agreement, Synex will pay the Company 53% of all recognized revenues by Synex for the sale of INOMAX Total Care to customers. No payments have been received under this contract. The agreement has a term of 5 years, with a renewal provision of additional periods of one year.

INOMAX (nitric oxide) for inhalation

The Company has an exclusive, royalty bearing license on certain patents from Massachusetts General Hospital, or MGH, to develop, manufacture, market, distribute and sell INOMAX in the U.S. market and certain other jurisdictions. The obligations of the license agreement are defined by the term of the licensed patents, on a country-by-country basis, and expire when the patents expire in each respective country. Under the license agreement, the Company is required to pay royalties to MGH on net sales relating to INOMAX on a country-by-country basis. In the U.S., the licensed patents covering INOMAX expired on January 23, 2013. In Australia and Canada, the licensed patents expired in December 2011. In Mexico, the licensed patent expired in June 2013, and in Japan (where INOMAX is known as INOflo), the licensed patent expires in November 2016. The expiration of the MGH license agreement has no impact on the Company’s ability to manufacture, market, distribute and sell INOMAX, nor does it represent the end of market exclusivity for INOMAX in any particular country.

In connection with the acquisition of INO Therapeutics, LLC (“INO”) on March 28, 2007, the Company assumed certain obligations due to a former owner. These obligations include royalties on net sales relating to the use of inhaled nitric oxide in certain indications and an aggregate of $4.0 million of contingent payments remaining upon the achievement of development milestones, including successful submission or approval of a NDA in the U.S. for chronic, cardiac or acute respiratory distress syndrome indications. The $4.0 million has not been accrued since the contingent events have not occurred.

Orphan Therapeutics LLC

On March 29, 2010, the Company acquired the new drug application, or NDA, and investigational new drug, or IND, application for Lucassin, or Terlipressin, a potential treatment for advancing kidney failure in patients with cirrhosis and assumed all future development and ownership of the drug in North America and Australia from Orphan Therapeutics LLC, or Orphan. The Company made an upfront payment of $5.0 million and a development milestone payment of $5.0 million to Orphan, which were recorded in research and development expense, and may make additional payments in the aggregate of $22.5 million upon the achievement of certain milestones. In addition, the Company amended certain terms of the original agreement entered into with Orphan on August 29, 2008, including reducing royalties if the product is approved for commercialization.

BioLineRx Ltd.

On August 26, 2009, the Company entered into an agreement with BioLineRx Ltd., or BioLine, to obtain a worldwide exclusive license to a compound, BCM, being developed to treat ventricular remodeling following a heart attack. At the time of the agreement, the compound was in a Phase 2 clinical trial. The clinical trial was completed in 2010. The Company is responsible for completing clinical development and commercialization efforts. As part of this agreement, additional payments to BioLine would be required upon the achievement of various milestones that could aggregate up to $265.5 million. In addition, royalties will be paid should the product be approved for commercialization.

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The BCM technology agreement and obligations thereunder were assumed by Bellerophon as part of the Spin-Out.

(18)	Due from Holdings II

At the time of the Merger, the initial capitalization was $611.7 million, which represented the fair value of net assets acquired less liabilities assumed. Concurrently, incremental debt of $183.6 million was pushed down to Ikaria, net of debt costs and original issue discount, and $24.9 million, net was distributed to Holdings II to settle transaction related activities. As result, a due from Holdings II was recorded and settled within equity.

(19)	Related-Party Transactions

The Linde Group, or Linde, owned approximately 6% of Holdings as of December 31, 2014 and approximately 17% of Ikaria, Inc. as of December 31, 2013. The Company sells concentrated active pharmaceutical ingredient, delivery systems and service parts to Linde or its affiliates. Related transactions with Linde or its affiliates for the periods February 12, 2014 through December 31, 2014 (Successor) and January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 (Predecessor) were as follows (in thousands):

	Successor	Predecessor	Predecessor
	February 12, 2014 Through December 31, 2014	January 1, 2014 Through February 11, 2014	Year Ended December 31, 2013
Sales of inventory	$10,542	$336	$7,874
Other (recorded as offset to cost of sales) .	1,647	—	913

	$12,189	$336	$8,787

At December 31, 2014, the Company had a receivable balance of $1.8 million due from Linde, the vast majority of which has been collected subsequent to year end. During the periods February 12, 2014 through December 31, 2014 (Successor) and January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 (Predecessor), the Company purchased industrial gas supplies from Linde, received logistical support in certain regions outside the U.S. and reimbursed Linde for clinical trial support in Europe. The amount was immaterial in 2014 and $0.2 million in 2013. The transactions with Linde and its affiliates were made in the ordinary course of business.

(20)	Geographic Information

The Company attributes net sales to an individual country based upon the location of its customer. The sales in other foreign countries represent sales in Australia, Japan, Mexico and to Linde in several South American and European countries. The Company’s long-lived assets are primarily located in the United States.

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net sales by geographic area were (in thousands):

	Successor	Predecesor	Predecessor
	February 12, 2014 Through December 31, 2014	January 1, 2014 Through February 11, 2014	Year Ended December 31, 2013
United States	$318,098	$44,007	$333,789
Canada	12,790	1,870	16,550
Other foreign countries	26,859	2,369	24,065

	$357,747	$48,246	$374,404

(21)	Commitments and Contingencies

Leases

The Company leases certain facilities and equipment, principally its corporate headquarters, regional service and distribution centers, fleet vehicles and office equipment under non-cancelable operating leases, expiring at various dates through 2021. Facility leases provide that the Company will pay operating expenses, which may include common area charges, insurance and taxes. Vehicle leases contain provisions that allow the Company to purchase vehicles at their fair market value. In October 2010, the Company entered into a ten-year lease agreement to rent office space for use as its corporate headquarters in Perryville, New Jersey, beginning in June 2011.

Minimum lease commitments by year, under non-cancelable operating leases, as of December 31, 2014 are as follows (in thousands):

2015	2016	2017	2018	2019	Thereafter	Total
$3,883	$3,727	$3,698	$2,731	$2,465	$5,955	$22,459

Total rental expense on all operating leases was $4.4 million, $0.7 million and $4.1 million for the periods February 12, 2014 through December 31, 2014 (Successor) and January 1, 2014 through February 11, 2014 and the year ended December 31, 2013 (Predecessor), respectively.

Litigation

The Company periodically becomes subject to legal proceedings and claims arising in connection with its business. The ultimate legal and financial liability of the Company in respect to all claims, lawsuits and proceedings cannot be estimated with any certainty. As of this report, any outcome, either individually or in the aggregate, is not expected to be material to the Company’s financial position or results of operations.

Intellectual Property

The Company is involved in legal proceedings concerning its intellectual property rights. The inherent unpredictability of such proceedings means that there can be no assurances as to their ultimate outcome. A negative result in any such proceeding could potentially adversely affect the ability of the Company to sell its product or require the payment of substantial damages or royalties.

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Compliance

The Company sells its products in various jurisdictions and is subject to federal, foreign, state and local taxes including, where applicable, sales and use tax. While the Company believes that it has properly paid or accrued for all such taxes based on its interpretation of applicable law, tax laws are complex and interpretations differ. Periodically, the Company may be audited by taxing authorities, and it is possible that additional assessments may be made in the future.

(22)	Subsequent Events

The Company has evaluated events from the balance sheet date through March 23, 2015, the date at which the consolidated financial statements were available to be issued.

On March 5, 2015, Mallinckrodt plc and Compound Holdings II, Inc. entered into a definitive agreement under which a subsidiary of Mallinckrodt will acquire 100% of Compound Holdings II, Inc. and its subsidiaries from a Madison Dearborn Partners led investor group.

On February 12, 2015, the Company made a $60.0 million voluntary prepayment on its New First Lien Term Loan.

On February 3, 2015, the Company entered into an interest rate cap agreement for a notional amount of $500.0 million from November 9, 2015 through November 10, 2017, for approximately $0.3 million. The interest rate cap will pay incremental interest on the notional amount if LIBOR exceeds 4.0%. The interest rate cap agreement was not designated as a hedge for accounting purposes.

Effective January 1, 2015, the Company executed a Services Agreement with Bellerophon, by which Bellerophon would provide quality and regulatory support services to the Company for $2.0 million. The period covered under this agreement is from the Spin-Out date of February 12, 2014 through February 8, 2016. During the period of February 12, 2014 through December 31, 2014, the Company recorded $0.9 million of expense related to this agreement.

On January 9, 2015, the Company entered into a collaboration agreement with Novoteris LLC (Novoteris) and certain other parties, whereby the Company agreed to provide Novoteris with drug and placebo supply, as well as a right to reference Company’s NDA for INOmax, in support of Novoteris’ program in cystic fibrosis (and possibly other indications). In consideration of Company’s support, the Company received, among other things, rights to acquire the development programs and resulting regulatory approvals and clearances. In addition, the Company acquired certain development assets from a Novoteris related party, 12th Man, for $2.0 million.

During the week of January 5, 2015, Praxair Distribution, Inc. (“Praxair”) filed two separate challenges to patents providing exclusivity for INOmax®. With respect to the first challenge, Praxair filed petitions seeking to initiate Inter Partes Review (“IPR”) of five Ikaria, Inc. patents that provide protection for essential safety information relating to the administration of inhaled nitric oxide.

With respect to the second challenge, Praxair filed an Abbreviated New Drug Application (ANDA) directed to 100 ppm and 800 ppm nitric oxide for inhalation. The Praxair ANDA contains a certification under 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (known as a “Paragraph IV certification”) that asserts that the claims of multiple patents owned by INO Therapeutics LLC, which are listed in the FDA Orange Book

IKARIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

under INOmax®, are invalid, unenforceable, or not infringed. In addition, on March 16, 2015, Praxair filed five additional petitions seeking to initiate IPR of five Ikaria, Inc. patents that provide protection for essential features of our INOmax DSIR.

Ikaria received notice of the Paragraph IV certification on January 9, 2015. In view of the Certification, on February 19, 2015, Ikaria filed a lawsuit against Praxair in the United States District Court for the District of Delaware (INO Therapeutics LLC and Ikaria, Inc. v. Praxair Distribution, Inc. and Praxair, Inc., Case No. 1:15-cv-00170). Because this lawsuit was filed within 45 days of receipt of the notice of Praxair’s Certification, FDA will stay any final approval of Praxair’s ANDA for the period prescribed by 21 U.S.C. 355(j)(5)(B)(iii) (i.e., 30 months), and any applicable extensions, absent a decision by the Court that the patents are invalid, unenforceable, or not infringed.